Exhibit 10.8

COLLATERAL TRUST AND INTERCREDITOR AGREEMENT

Dated as of April 1, 2020

among

T-MOBILE US, INC.,

T-MOBILE USA, INC.,

and

CERTAIN OF THEIR SUBSIDIARIES PARTIES HERETO,

as Grantors

DEUTSCHE BANK AG NEW YORK BRANCH,

as First Priority Agent

Each of the Holder Representatives party hereto,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Trustee

-i-

-ii-

ANNEXES

I	Trust Security Documents

EXHIBITS

A	Form of Notice of Event of Default

B	Form of Notice of Acceleration

C	Form of Joinder Agreement

D	Form of Notice of Designation

E	Form of Notice of Cancellation

-iii-

COLLATERAL TRUST AND INTERCREDITOR AGREEMENT, dated as of April 1, 2020, among T-MOBILE US, INC., a Delaware corporation (“Parent”), T-MOBILE USA, INC., a Delaware corporation (the “Company”), the subsidiaries of Parent from time to time parties hereto (together with Parent and the Company, the “Grantors”), DEUTSCHE BANK AG NEW YORK BRANCH, as First Priority Agent (as defined below), each Holder Representative (as defined below) from time to time party hereto, and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Collateral Trustee (together with any successors, the “Collateral Trustee”).

W I T N E S S E T H:

WHEREAS, Parent, the Company and the other Grantors have agreed to secure certain of their obligations from time to time outstanding:

DECLARATION OF TRUST:

NOW, THEREFORE, in order to secure the prompt and complete payment and performance when due of the Secured Obligations (such term and certain other capitalized terms used hereinafter being defined in subsection 1.1) and in consideration of the premises and the mutual agreements set forth herein, the Collateral Trustee does hereby declare that it holds and will hold in trust under this Collateral Trust Agreement all of its right, title and interest in, to and under the Trust Security Documents and the collateral granted to the Collateral Trustee thereunder whether now existing or hereafter arising (and the Grantors do hereby consent thereto).

TO HAVE AND TO HOLD the Trust Security Documents and the entire Collateral (the right, title and interest of the Collateral Trustee in, to and under the Trust Security Documents and the Collateral being hereinafter referred to as the “Trust Estate”) unto the Collateral Trustee and its successors in trust under this Collateral Trust Agreement and its assigns in accordance with the terms of this Collateral Trust Agreement.

IN TRUST NEVERTHELESS, under and subject to the conditions herein set forth and for the benefit of the Secured Parties, and for the security of the payment of all Secured Obligations, and as security for the performance of and compliance with the covenants and conditions of this Collateral Trust Agreement, each of the Secured Instruments and each of the Trust Security Documents.

PROVIDED, HOWEVER, that these presents are upon the condition that if the Grantors, their successors or assigns, shall satisfy the conditions set forth in subsection 6.12(a), then this Collateral Trust Agreement, and the estates and rights hereby assigned, shall cease, determine and be void; otherwise they shall remain and be in full force and effect.

IT IS HEREBY FURTHER COVENANTED AND DECLARED, that the Trust Estate is to be held and applied by the Collateral Trustee, subject to the further covenants, conditions and trusts hereinafter set forth.

SECTION 1.

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Initial Syndicated Credit Agreement and used herein shall have the meanings given to them in the Initial Syndicated Credit Agreement.

(b) The following terms shall have the respective meanings set forth below:

“Acceleration Event” shall mean, with respect to any Secured Obligations, (i) such Secured Obligations are currently due and payable in full and have not been paid in full and any applicable grace period has expired or (ii) an Event of Default has occurred under the relevant Secured Instrument and, as a result thereof, all such Secured Obligations outstanding have become due and payable and have not been paid in full.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” shall mean each of the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed or are in fact closed.

“Class” shall mean, as the context may require, the First Priority Class or the Junior Priority Class.

“Collateral” shall mean, collectively, all collateral in which the Collateral Trustee is granted (or purported to be granted) a security interest pursuant to any Trust Security Document.

“Collateral Account” shall have the meaning assigned in subsection 3.1.

“Collateral Enforcement Action” shall mean, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise or join any Person in exercising, or to institute or to maintain or to participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Secured Instrument, Trust Security Document or otherwise, (ii) exercising any right of set-off with respect to any Grantor, or (iii) exercising any other enforcement right or remedy with respect to any Collateral under the Uniform Commercial Code of any applicable jurisdiction or under any Bankruptcy Law or other applicable law (but excluding, for the avoidance of doubt, the exercise of rights against any cash collateral provided by any Grantor to any holder of First Priority L/C Facility Obligations or any other letter of credit obligations or against any property not constituting “Collateral” hereunder).

“Collateral Trust Agreement” shall mean this Collateral Trust and Intercreditor Agreement as the same may from time to time be amended, modified, supplemented, extended or renewed.

“Collateral Trustee” shall have the meaning set forth in the recitals hereto.

“Company” shall have the meaning set forth in the recitals hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Party” shall mean (a) at any time when any First Priority Secured Obligations or commitments in respect thereof have not been paid in full, (i) the First Priority Agent or (ii) if (1) a Notice of Acceleration has been delivered (and remains in effect) in respect of any Material First Priority Secured Obligations and (2) both (x) the First Priority Secured Obligations in respect of which the First Priority Agent is the Holder Representative have not been accelerated (or subject to a termination event, as the case may be) and (y) the First Priority Agent has not commenced (or instructed the Collateral Trustee to commence) and is not diligently pursuing (or has not instructed the Collateral Trustee to diligently pursue) any Collateral Enforcement Action with respect to a material portion of any Collateral within 180 consecutive days since the delivery of such Notice of Acceleration, the Holder Representative for the series of obligations constituting the then highest Outstanding Amount of Material First Priority Secured Obligations in respect of which a Notice of Acceleration has been delivered, provided that upon the acceleration of (or the occurrence of a termination event in respect of) the First Priority Secured Obligations in respect of which the First Priority Agent is the Holder Representative or upon the commencement by the First Priority Agent (or the Collateral Trustee upon instruction of the First Priority Agent) of any Collateral Enforcement Action with respect to a material portion of any Collateral, the First Priority Agent shall become the Controlling Party, or (iii) if (1) a Notice of Acceleration has been delivered (and remains in effect) in respect of any Material Junior Priority Secured Obligations and (2) both (x) no series of Material First Priority Secured Obligations has been accelerated (or subject to a termination event, as the case may be) and (y) no Holder Representative of any Material First Priority Secured Obligations has commenced (or instructed the Collateral Trustee to diligently pursue) any Collateral Enforcement Action with respect to a material portion of any Collateral within 270 consecutive days since the delivery of such Notice of Acceleration, the Junior Priority Agent; provided that upon the acceleration of (or the occurrence of a termination event in respect of) any Material First Priority Secured Obligations or upon the commencement by any Holder Representative in respect of any series of Material First Priority Secured Obligations (or the Collateral Trustee upon instruction of such Holder Representative) of any Collateral Enforcement Action with respect to a material portion of the Collateral, such Holder Representative shall become the Controlling Party in accordance with the terms of clause (a) above and (b) at any time when all First Priority Secured Obligations or commitments in respect thereof have been paid in full and any Junior Priority Secured Obligations or commitments in respect thereof remain outstanding, the Junior Priority Agent.

“Designated Cash Management Obligations” shall mean the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of cash management facilities or services including treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, stored value card, purchase card (including so-called “procurement cards” or “P-cards”), debit card, credit card, e-payable, cash management and similar services and any automated clearing house transfer of funds, in each case that have been designated by the Company in accordance with this Collateral Trust Agreement from time to time as constituting “Designated Cash Management Obligations”.

“Designated Hedging Obligations” shall mean the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary arising under each Hedge Agreement that has been designated by the Company in accordance with this Collateral Trust Agreement from time to time as constituting “Designated Hedging Obligations”.

“Designated L/C Facility” means one or more letter of credit facilities that has been designated by the Company in accordance with this Collateral Trust Agreement from time to time as constituting “Designated L/C Facilities” (in each case as may be amended, supplemented or otherwise modified from time to time).

“Designated L/C Facility Obligations” shall mean, collectively, the obligations and liabilities of the Grantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with any Designated L/C Facility.

“DIP Financing” shall mean any financing obtained by any Grantor during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law, including any such financing obtained by any Grantor under Section 363 or 364 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law or consisting of any arrangement for use of cash collateral held in respect of any Secured Obligation under Section 363 of the Bankruptcy Code or under any similar provision of any Bankruptcy Law.

“Distribution Date” shall mean each date fixed by the Collateral Trustee for a distribution to the Secured Parties of funds held in the Collateral Account.

“Dollars” and “$” shall mean the lawful money of the United States.

“Effective Date” shall mean April 1, 2020.

“Electronic Signature”: any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible First Priority Secured Parties” shall mean (a) in respect of any First Priority Debt Documents (other than the Intra-Company Lease Agreements and the Performance Agreements), the Secured Parties eligible to vote on applicable matters thereunder, and (b) in respect of the Intra-Company Lease Agreements and the Performance Agreements, the relevant Holder Representative.

“Eligible Junior Priority Secured Parties” shall mean the Secured Parties eligible to vote on applicable matters under the applicable Junior Priority Debt Documents.

“Existing Sprint Spectrum-Backed Notes” means the Existing Sprint Spectrum Issuers’ Series 2018-1 4.738% Senior Secured Notes, Class A-1, Series 2018-1 5.152% Senior Secured Notes, Class A-2, Series 2016-1 3.360% Senior Secured Notes, Class A-1, and any other note or series of notes issued under the Existing Sprint Spectrum Indenture from time to time.

“Existing Sprint Spectrum Indenture” means the Indenture, dated as of October 27, 2016, by and among Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, Sprint Spectrum Co III LLC, and Deutsche Bank Trust Company Americas, in its capacity as trustee, as amended, supplemented or otherwise modified from time to time, including as supplemented with respect to each series of Existing Sprint Spectrum-Backed Notes.

“Extensions of Credit” shall mean, with respect to any holder of First Priority Secured Obligations or Junior Priority Secured Obligations, the aggregate principal amount of all loans, notes or letters of credit (including any reimbursement obligations and cash collateral obligations in respect thereof) under the First Priority Debt Documents or the Junior Priority Debt Document, as the case may be, held by such holder then outstanding.

“Event of Default” shall mean an “Event of Default”, “Termination Event” or any equivalent term as such term is used in any First Priority Debt Document or Junior Priority Debt Document, respectively, or any other event constituting a breach of a Grantor’s contractual obligations under any First Priority Debt Document or Junior Priority Debt Document and the continuation thereof beyond any period of grace applicable thereto.

“FCC Licenses” shall mean all licenses or permits now or hereafter issued by the United States Federal Communications Commission and any successor agency that is responsible for regulating the United States telecommunications industry.

“First Priority Additional Debt” shall mean, collectively, any Indebtedness or other obligation designated by the Company as “First Priority Additional Debt” pursuant to subsection 7.1 provided, however, that, (i) such Indebtedness or other obligation is permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such Indebtedness or other obligation shall have become party to this Collateral Trust Agreement pursuant to, and by satisfying the conditions set forth in, subsection 7.1 hereof.

“First Priority Additional Debt Documents” shall mean any agreements or other documents entered into in connection with any First Priority Additional Debt.

“First Priority Additional Debt Representative” shall mean any Person designated by the Company pursuant to subsection 7.1 as a “First Priority Additional Debt Representative” for any First Priority Additional Debt, and any successor First Priority Additional Debt Representative appointed under any First Priority Additional Debt Documents for such First Priority Additional Debt.

“First Priority Additional Secured Obligations” shall mean, collectively, the unpaid principal of, and interest on, any First Priority Additional Debt and all other obligations and liabilities of any Grantor (including, without limitation, interest accruing at the then applicable rate provided in the applicable First Priority Additional Debt Documents after the maturity of the Indebtedness thereunder and all Post-Petition Interest) to the holders of such Indebtedness or other obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Additional Debt Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including without limitation all fees and disbursements of counsel to the First Priority Agent, the applicable Holder Representative or to the holders of such First Priority Additional Debt that are required to be paid by any of the Grantors pursuant to the terms of any of foregoing agreements).

“First Priority Additional Sale/Leaseback Obligations” shall mean, collectively, the lease payments and all other obligations and liabilities of the Grantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) any Intra-Company Lease Agreement referred to in clause (ii) of the definition thereof (and the Initial Intra-Company Spectrum Lease Agreement to the extent relating to additional sales or transfers of Spectrum effected after the date of this Collateral Trust Agreement and any additional issuances of notes thereby) and (ii) any Performance Agreement referred to in clause (ii) of the definition thereof (and the Initial Spectrum Performance Agreement to the extent relating to additional sales or transfers of Spectrum effected after the date of this Collateral Trust Agreement and any additional issuances of notes thereby), in each case, whether on account of principal, lease payments, guarantee payments, interest, reimbursement obligations, fees, prepayment premiums, liquidated damages, indemnities, costs, expenses or otherwise; provided that notwithstanding anything to the contrary herein or in any other documents or agreements (and regardless of any underlying actual amounts owing or outstanding), the total amount of such obligations that may constitute “First Priority Additional Sale/Leaseback Obligations” shall be limited to an aggregate amount not to exceed the amounts expressly set forth in the Notices of Designation with respect to such First Priority Additional Sale/Leaseback Obligations pursuant to subsection 7.1.

“First Priority Agent” shall mean:

(a) (i) until such time as a successor “First Priority Agent” is designated pursuant to clause (a)(ii) or (b) below, Deutsche Bank AG New York Branch, as Holder Representative in respect of the Initial Syndicated Credit Agreement (or any successor appointed in accordance with the terms of the Initial Syndicated Credit Agreement, or any administrative agent or analogous function under any successor First Priority Credit Agreement) and (ii) to the extent there are two or more Syndicated Credit Agreements outstanding that comprise First Priority Secured Obligations, the Holder Representative in respect of the Syndicated Credit Agreement designated (if different and so designated) as “First Priority Agent” in writing by the Company and representing the highest Outstanding Amount of such Syndicated Credit Agreements that comprise First Priority Secured Obligations, it being understood and agreed that if the outstanding Syndicated Credit Agreements consist only of the Initial Syndicated Credit Agreement and the First Priority Bridge Loan Agreement, clause (a)(i) shall apply;

(b) at any time when the aggregate Outstanding Amount of Indebtedness and unfunded commitments under the Initial Syndicated Credit Agreement (and any other First Priority Credit Agreement incurred to Refinance the Initial Syndicated Credit Agreement) and other Syndicated Credit Agreements referenced in clause (a)(ii) above is less than $1,000,000,000, (i) the agent or trustee designated as “First Priority Agent” by the Majority First Priority Secured Parties (or their Holder Representatives) or (ii) in the event the Majority First Priority Secured Parties (or their Holder Representatives) have not designated a First Priority Agent, then the Holder Representative for the series of obligations constituting the then highest Outstanding Amount of First Priority Secured Obligations.

“First Priority Bridge Loan Agreement” shall mean the Bridge Term Loan Agreement, dated as of April 1, 2020, among the Company, the lenders parties thereto, and Goldman Sachs Bank USA, as administrative agent, and the other agents and parties named therein.

“First Priority Bridge Loan Agreement Documents” shall mean the First Priority Bridge Loan Agreement and the other “Loan Documents” (or similar term) under and as defined in the First Priority Bridge Loan Agreement and any other agreements or documents entered into in connection with the First Priority Bridge Loan Agreement.

“First Priority Bridge Loan Agreement Obligations” shall mean, collectively, the unpaid principal of and interest on the loans and all other obligations and liabilities of the Grantors (including, without limitation, interest accruing at the then applicable rate provided in the First Priority Bridge Loan Agreement after the maturity of the applicable loans and Post-Petition Interest) to any First Priority Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Bridge Loan Agreement Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the applicable Holder Representatives or the Lenders that are required to be paid by the Grantors pursuant to the terms of any of the foregoing agreements).

“First Priority Class” shall mean, collectively, (a) with respect to First Priority Debt Documents (other than those referred to in clause (b) below), the Secured Parties which are holders of any of the First Priority Secured Obligations thereunder, and (b) with respect to the Intra-Company Lease Agreements and the Performance Agreements, the Secured Parties represented by the relevant Holder Representatives.

“First Priority Credit Agreement” shall mean (i) the Initial Syndicated Credit Agreement, and (ii) any other Syndicated Credit Agreement or other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to Refinance (whether by the same or different lenders) in whole or in part (under one or more agreements) the Indebtedness and other obligations outstanding under the Initial Syndicated Credit Agreement or any other agreement or instrument referred to in this clause (ii) (including, without limitation, increasing the amount available for borrowing or adding or removing Persons as a borrower, guarantor or other obligor thereunder) unless such agreement or instrument (or applicable Notice of Designation) expressly provides that it is not a First Priority Credit Agreement hereunder.

“First Priority Credit Agreement Documents” shall mean each First Priority Credit Agreement and the other “Loan Documents” (or similar term) under and as defined in each First Priority Credit Agreement and any other agreements or documents entered into in connection with any First Priority Credit Agreement.

“First Priority Credit Agreement Obligations” shall mean, collectively, the unpaid principal of and interest on the loans and all other obligations and liabilities of the Grantors (including, without limitation, interest accruing at the then applicable rate provided in any First Priority Credit Agreement after the maturity of the applicable loans and Post-Petition Interest) to any First Priority Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the First Priority Credit Agreement Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the First Priority Agent, applicable Holder Representatives or the Lenders that are required to be paid by the Grantors pursuant to the terms of any of the foregoing agreements).

“First Priority Debt Documents” shall mean the First Priority Credit Agreement Documents, any Intra-Company Lease Agreement, any Performance Agreement, the First Priority Notes Indenture Documents, the First Priority Bridge Loan Agreement Documents, any First Priority Additional Debt Documents and any agreements or other documents entered into in connection with any First Priority Additional Debt; provided that, at any time on or after an Investment Grade Event Election, the First Priority Notes Indenture Documents shall no longer constitute First Priority Debt Documents hereunder.

“First Priority Initial Spectrum Obligations” shall mean, collectively, the lease payments and all other obligations and liabilities of the Grantors (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with (i) the Initial Intra-Company Spectrum Lease Agreement and (ii) the Initial Spectrum Performance Agreement, in each case, whether on account of principal, lease payments, guarantee payments, interest, reimbursement obligations, fees, prepayment premiums, liquidated damages, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by any Grantors pursuant to the terms of any of the foregoing agreements); provided that notwithstanding anything to the contrary herein or in any other documents or agreements (and regardless of any underlying actual amounts owing or outstanding), the total amount of the foregoing obligations that may constitute “First Priority Initial Spectrum Obligations” shall be limited to an aggregate amount not to exceed at any time $3,500,000,000.

“First Priority Notes” shall mean those certain Senior Secured Notes, if any, to be issued by the Company and identified as the “First Priority Notes” by written notice from the Company to the Collateral Trustee (which notice shall be substantively in the form of Exhibit D hereto), and any additional notes, in each case, issued under the First Priority Notes Indenture.

“First Priority Notes Indenture” shall mean the Indenture governing the First Priority Notes, between the Company, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, including supplements thereto.

“First Priority Notes Indenture Documents” shall mean the First Priority Notes Indenture and the other “Notes Documents” (or similar term) under and as defined in the First Priority Notes Indenture and any other agreements or documents entered into in connection with the First Priority Notes Indenture.

“First Priority Notes Obligations” shall mean, collectively, the unpaid principal of and interest on the First Priority Notes Indenture Documents and all other obligations and liabilities of the Company (including, without limitation, Post-Petition Interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the First Priority Notes Indenture Documents.

“First Priority Secured Obligations” shall mean, without duplication, (a) all First Priority Credit Agreement Obligations and all Permitted First Priority Non-Loan Exposure; (b) all First Priority Initial Spectrum Obligations; (c) all First Priority Additional Sale/Leaseback Obligations; (d) all First Priority Notes Obligations (provided that following an Investment Grade Event Election, the First Priority Notes Obligations shall cease to be “First Priority Secured Obligations” hereunder), (e) all First Priority Bridge Loan Agreement Obligations and (f) all other First Priority Additional Secured Obligations; provided, however, that to the extent any payment with respect to the First Priority Secured Obligations (whether by or on behalf of any Grantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Secured Party” or “First Priority Secured Parties” shall mean at any time the Collateral Trustee (in its capacity as the holder of the Lien on the Collateral securing the First Priority Secured Obligations), the First Priority Agent and any other holder of First Priority Secured Obligations outstanding at such time (and including, for the avoidance of doubt, any Holder Representative in respect of such First Priority Secured Obligations).

“First Priority Security Documents” shall mean all security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor, in each case, creating (or purporting to create) a Lien upon any property, rights or interests of such Grantor in favor of the Collateral Trustee, for the benefit of any holder of the First Priority Secured Obligations, in each case, as amended, modified, renewed, extended, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“First Priority Voting Obligations” shall mean, as of any date (a) all Extensions of Credit (and, if no Notice of Acceleration is outstanding with respect thereto, unfunded commitments) eligible to be voted on with respect to a relevant matter under the First Priority Debt Documents (other than the Intra-Company Lease Agreements and Performance Agreements) on such date, plus (b) all Secured Spectrum and Sale/Leaseback Amounts as of such date.

“Grantors” shall have the meaning assigned in the preamble hereto.

“Holder Representative” shall mean (i) in respect of the Initial Syndicated Credit Agreement, Deutsche Bank AG New York Branch, as administrative agent (or any administrative agent or entity serving an analogous function under any successor First Priority Credit Agreement), (ii) in respect of the First Priority Initial Spectrum Obligations, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee under the Existing Sprint Spectrum Indenture, (iii) in respect of the First Priority Notes, Deutsche Bank Trust Company Americas, not in its individual capacity but solely as trustee under the First Priority Notes Indenture, (iv) in respect of any First Priority Additional Sale/Leaseback Obligations, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the obligees of such obligations, (v) in respect of the First Priority Bridge Loan Agreement, Goldman Sachs Bank USA, as administrative agent, (vi) in respect of any First Priority Additional Debt, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the holders of such obligations and (vii) in respect of any Junior Priority Secured Obligations, the agent, trustee or other designee, as applicable, identified in the applicable Notice of Designation for the holders of such obligations together, in each case, with its successors.

“Included Grantor” shall have the meaning assigned in subsection 6.12(c) hereto.

“Initial Intra-Company Spectrum Lease Agreement” shall mean the Intra-Company Spectrum Lease Agreement, dated as of October 27, 2016, by and among, inter alia, various SpectrumCo1 entities, as lessors, Sprint Communications, as lessee, Sprint and the other guarantors party thereto (as amended by the First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018 and the Second Amendment to Intra-Company Spectrum Lease, dated as of June 6, 2018).

“Initial Spectrum Performance Agreement” shall mean the SCI Payment and Performance Undertaking Agreement, dated as of October 27, 2016, between Sprint Communications, Sprint, the other grantors party thereto, and Deutsche Bank Trust Company Americas, as trustee (as amended by the First Amendment to Intra-Company Spectrum Lease Agreement, dated as of March 12, 2018).

“Initial Syndicated Credit Agreement” shall mean Credit Agreement, dated as of April 1, 2020, among the Company, the lenders parties thereto, and Deutsche Bank AG New York Branch, as administrative agent, and the other agents and parties named therein.

“Insolvency Proceeding” shall mean each of the following, in each case with respect to the Company or any Grantor or any property or Indebtedness of the Company or any Grantor (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official and (b) any general assignment for the benefit of creditors.

“Intra-Company Lease Agreement” shall mean (i) the Initial Intra-Company Spectrum Lease Agreement and (ii) any other intra-company lease agreement between Grantors and any special purpose subsidiaries of the Parent entered into in connection with a Sale and Leaseback Transaction (including with respect to Spectrum) and identified to the Collateral Trustee as “First Priority Additional Sale/Leaseback Obligations” in a Notice of Designation pursuant to subsection 7.1.

“Investment Grade Event Election” shall have the meaning assigned in the First Priority Notes Indenture.

“Junior Priority Agent” shall mean, at any time, the Junior Priority Debt Representative acting as the agent, trustee or similar party in respect of the Junior Priority Debt constituting at such time the highest principal Outstanding Amount of Junior Priority Debt.

“Junior Priority Class” shall mean, collectively, with respect to any Junior Priority Debt Documents, the Secured Parties which are holders of the Junior Priority Secured Obligations thereunder.

“Junior Priority Debt Representative” shall mean any Person designated by the Company pursuant to subsection 7.1 as a “Junior Priority Debt Representative” for any Junior Priority Debt, and any successor Junior Priority Debt Representative appointed under the Junior Priority Debt Documents for such Junior Priority Debt.

“Junior Priority Debt” shall mean, collectively, any “Junior Priority Debt” designated by the Company as “Junior Priority Debt” pursuant to subsection 7.1; provided further, however, that, (i) such Indebtedness is permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such Indebtedness shall have become party to this Collateral Trust Agreement pursuant to, and by satisfying the conditions set forth in, subsection 7.1 hereof.

“Junior Priority Debt Documents” shall mean any agreements or other documents entered into in connection with any Junior Priority Debt.

“Junior Priority Debt Obligations” shall mean, collectively, the unpaid principal of, and interest on, any Junior Priority Debt and all other obligations and liabilities of any Grantor (including, without limitation, interest accruing at the then applicable rate provided in the Junior Priority Debt Documents after the maturity of the Indebtedness thereunder and all Post-Petition Interest) to the holders of such Indebtedness or other obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Junior Priority Debt Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including without limitation all fees and disbursements of counsel to any Junior Priority Agent or to the holders of such Junior Priority Debt that are required to be paid by any of the Grantors pursuant to the terms of any of foregoing agreements).

“Junior Priority Secured Obligations” shall mean, without duplication, all Junior Priority Debt Obligations and all Permitted Junior Priority Non-Loan Exposure; provided, however, that to the extent any payment with respect to Junior Priority Secured Obligations (whether by or on behalf of any Grantor, as proceeds of Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Junior Priority Secured Parties” shall mean at any time the Collateral Trustee (in its capacity as the holder of the Lien on the Collateral securing the Junior Priority Secured Obligations), the Junior Priority Agent and any other holder of Junior Priority Secured Obligations outstanding at such time (and including, for the avoidance of doubt, any Holder Representative in respect of such Junior Priority Secured Obligations).

“Junior Priority Security Documents” shall mean all security agreements, pledge agreements, intercreditor agreements, collateral assignments, mortgages, deeds of trust, assignments of leases and rents, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor, in each case, creating (or purporting to create) a Lien upon any property, rights or interests of such Grantor in favor of the Collateral Trustee, for the benefit of any holder of the Junior Priority Secured Obligations, in each case, as amended, modified, renewed, extended, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Junior Priority Voting Obligations” shall mean, as of any date, all Extensions of Credit (and, if no Notice of Acceleration is outstanding with respect thereto, unfunded commitments) eligible to be voted on with respect to a relevant matter under the Junior Priority Debt Documents on such date.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Majority Class Holders” shall mean, on any date, with respect to the applicable Class: (i) Eligible First Priority Secured Parties representing more than 50% of the aggregate First Priority Voting Obligations on such date; and (ii) Eligible Junior Priority Secured Parties representing more than 50% of the aggregate Junior Priority Voting Obligations on such date.

“Majority First Priority Secured Parties” shall mean, on any date, Eligible First Priority Secured Parties representing more than 50% of the aggregate First Priority Voting Obligations on such date.

“Majority Junior Priority Secured Parties” shall mean, on any date, the Eligible Junior Priority Secured Parties representing more than 50% of the Junior Priority Voting Obligations on such date.

“Material First Priority Secured Obligations” means any series of First Priority Secured Obligations with an Outstanding Amount in excess of $1,000,000,000.

“Material Junior Priority Secured Obligations” means any series of Junior Priority Secured Obligations with an Outstanding Amount in excess of $1,000,000,000.

“Notice of Acceleration” shall mean a written notice delivered to the Collateral Trustee and (unless delivered by the First Priority Agent) the First Priority Agent substantially the form of Exhibit B, while any First Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such First Priority Secured Obligations (and thereafter while any Junior Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such Junior Priority Secured Obligations), stating that an Acceleration Event has occurred and is continuing in respect of the relevant Secured Obligations.

“Notice of Cancellation” shall have the meaning assigned in subsection 2.1(c).

“Notice of Designation” shall have the meaning assigned in subsection 7.1.

“Notice of Event of Default” shall mean (a) a written notice delivered to the Collateral Trustee and (unless delivered by the First Priority Agent) the First Priority Agent, substantially in the form of Exhibit A, while any First Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such First Priority Secured Obligations (and thereafter while any Junior Priority Secured Obligations are outstanding, by the relevant Holder Representative in respect of such Junior Priority Secured Obligations), stating that an Event of Default has occurred and is continuing under the relevant Secured Obligations and/or (b) a Notice of Acceleration.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel of recognized national standing, who may be counsel (including, in-house counsel) to the Company.

“Outstanding Amount” shall mean as of any date of determination (a) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (b) with respect to any unfunded commitments, the aggregate amount of such obligations to make loans or other extensions of credit, (c) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (d) with respect to hedging obligations, the aggregate amount recorded by the Parent, the Company or any Subsidiary as its net termination liability thereunder calculated in accordance with the Parent’s or the Company’s customary accounting procedures, (e) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (i) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Parent, the Company or any Subsidiary and such provider or (ii) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee, (f) with respect to the First Priority Initial Spectrum Obligations and any First Priority Additional Sale/Leaseback Obligations, the maximum amount that the lessors, secured parties and guaranteed parties, as the case may be, are entitled to claim in respect of the guarantees and performance undertakings set forth therein (subject to the caps set forth under the definition of “First Priority Initial Spectrum Obligations” and “First Priority Additional Sale/Leaseback Obligations”, respectively), and (g) with respect to any other obligations, the aggregate outstanding amount thereof.

“paid and performed in full” or “payment and performance in full” or “pay such amounts and perform in full” shall mean, as of any date, with respect to any Secured Obligations, that on or before such date: (i) the principal of and interest (including Post-Petition Interest) accrued to such date on each loan or other form of indebtedness shall have been paid in full in cash, (ii) all fees, expenses and other amounts then due and payable which constitute such Secured Obligations (other than Secured Non-Loan Exposure and contingent amounts, in each case, for which no claim or demand has been made) shall have been paid in full in cash, (iii) the commitments thereunder shall have expired or been terminated, (iv) any contingent letter of credit exposure shall have been secured by (x) the grant of a first priority, perfected Lien on cash or cash equivalents in an amount at least equal to the amount required under the applicable Secured Instrument or other collateral which is reasonably acceptable to the applicable issuing bank or (y) the issuance of a “back–to–back” letter of credit in form and substance reasonably acceptable to the applicable issuing bank with an original face amount at least equal to the amount that would be required pursuant to clause (x) above, (v) in respect of the First Priority Initial Spectrum Obligations and any First Priority Additional Sale/Leaseback Obligations, all obligations of the Grantors shall have terminated in accordance with the terms thereof and all amounts due and owing in connection with such termination shall have been paid in full in cash, (vi) the payment in full in cash of any other amounts due and owing in compliance with the applicable Secured Instrument documentation and (vii) in respect of any other contractual obligations not referenced in the foregoing clauses (i) through (vi), the performance and satisfaction of such obligations in full.

“Parent” shall have the meaning set forth in the recitals hereto.

“Performance Agreement” shall mean (i) the Initial Spectrum Performance Agreement and (ii) any similar or like performance and undertaking agreement entered into by the Grantors in connection with a Sale and Leaseback Transaction (including with respect to Spectrum) and identified to the Collateral Trustee as “First Priority Additional Sale/Leaseback Obligations” in a Notice of Designation pursuant to subsection 7.1; provided, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to this Collateral Trust Agreement pursuant to, and by satisfying the conditions set forth in, subection 7.1 hereof.

“Permitted First Priority Non-Loan Exposure” shall mean Designated Hedging Obligations, Designated Cash Management Obligations, Designated L/C Facility Obligations and any other reimbursement obligations in respect of letters of credit and bank guarantees, and guarantees provided by the Company or a Grantor (including in respect of Indebtedness and other obligations of the Company or a Grantor that do not constitute Indebtedness) that have been designated as “Permitted First Priority Non-Loan Exposure” on the Effective Date or otherwise pursuant to subsection 7.1; provided, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to this Collateral Trust Agreement pursuant to, and by satisfying the conditions set forth in, subsection 7.1 hereof.

“Permitted Junior Priority Non-Loan Exposure” shall mean Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, and guarantees provided by the Company or a Grantor (including in respect of Indebtedness and other obligations of the Company or a Grantor that do not constitute Indebtedness) that have been designated as “Permitted Junior Priority Non-Loan Exposure” pursuant to subsection 7.1; provided further, however, that, (i) such obligations are permitted to be incurred and secured on such basis by each First Priority Debt Document and each Junior Priority Debt Document and (ii) the Holder Representative in respect of such obligations shall have become party to this Collateral Trust Agreement pursuant to, and by satisfying the conditions set forth in, subsection 7.1 hereof.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or government or other entity.

“Post-Petition Interest” shall mean all interest (or entitlement to fees or expenses or other charges) accruing or that would have accrued after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or petition interest (or entitlement to fees or expenses or other charges) is allowed or allowable in any such Insolvency Proceeding.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

“Post-Petition Securities” shall mean any debt securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.

“Refinancing or Refinance” shall mean, with respect to any Indebtedness, any other Indebtedness issued as part of a refinancing, extension, renewal, defeasance, discharge, amendment, restatement, modification, supplement, substitution, restructuring, replacement, exchange, refunding or repayment thereof.

“Related Obligations” shall have the meaning assigned in subsection 6.4.

“Responsible Officer” shall mean, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer, controller, senior vice president of such Person, or any other senior officer with express authority to act on behalf of such Person, and when used with respect to the Collateral Trustee, means any officer of the Collateral Trustee with direct responsibility for the administration of this Collateral Trust Agreement.

“Sale and Leaseback Transaction” shall mean any transaction or arrangement by the Company or any of its Subsidiaries, directly or indirectly, with any Person whereby the Company or any such Subsidiary shall sell or transfer any property, real or personal (including for the avoidance of doubt, any Spectrum), used or useful in the business of the Company or any Subsidiary thereof, whether now owned or hereafter acquired, and thereafter the Company or any Subsidiary thereof rents or leases such property or other property intended to be used for substantially the same purpose or purposes as the property being sold or transferred.

“Secured Instruments” shall mean at any time (i) the First Priority Debt Documents, (ii) the Junior Priority Debt Documents and (iii) any agreements or other instruments governing or evidencing any Secured Non-Loan Exposure.

“Secured Non-Loan Exposure” shall mean, collectively, (i) all Permitted First Priority Non-Loan Exposure and (ii) all Permitted Junior Priority Non-Loan Exposure.

“Secured Obligations” shall mean, collectively, (i) all First Priority Secured Obligations and (ii) all Junior Priority Secured Obligations.

“Secured Parties” shall mean, collectively, (i) the Collateral Trustee, (ii) any First Priority Secured Party and (iii) any Junior Priority Secured Party.

“Secured Spectrum and Sale/Leaseback Amounts” shall mean, at any time, the sum of:

(A) with respect to the First Priority Initial Spectrum Obligations, the lesser of (i) $3,500,000,000 and (ii) the sum of (x) the net present value at such time of the remaining unpaid operating lease payments owed to SpectrumCo1 under the Initial Intra-Company Spectrum Lease Agreement (discounted at a rate per annum equal to 10%, on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months) and (y) the then Outstanding Amount (if any) of obligations under the Initial Spectrum Performance Agreement; and

(B) with respect to any First Priority Additional Sale/Leaseback Obligations, the lesser of (i) the dollar amount of First Priority Additional Sale/Leaseback Obligations designated by the Company as “First Priority Additional Sale/Leaseback Obligations” pursuant to subsection 7.1 and (ii) the sum of (x) the net present value at such time of the remaining unpaid operating lease payments owed by the Grantors under any applicable Intra-Company Lease Agreements referred to in clause (ii) of the definition thereof (discounted in a manner consistent with the provisions thereof) and (y) the then Outstanding Amount (if any) of obligations of the Grantors under any Performance Agreement referred to in clause (ii) of the definition thereof.

“Spectrum” shall mean frequencies of electromagnetic spectrum used to provide fixed or mobile communications services as licensed or authorized by the FCC.

“SpectrumCo1” shall mean, collectively, the Spectrum special purpose vehicle Subsidiaries of Parent existing on the date hereof that are part of, and were formed for the purpose of, the Sale and Leaseback Transaction relating to the First Priority Initial Spectrum Obligations (including in respect of any additional sales or transfers of Spectrum, any additional issuances of notes thereby and any amendments thereto).

“Sprint Communications” means Sprint Communications, Inc., a Kansas corporation.

“Sprint” means Sprint Corporation, a Delaware corporation.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. It is understood that unless otherwise noted herein, each reference to “Subsidiary” shall be a reference to a Subsidiary of Parent.

“Syndicated Credit Agreement” shall mean the Initial Syndicated Credit Agreement and any other syndicated credit agreement or loan agreement entered into with banks and/or other institutional investors.

“Trust Estate” shall have the meaning assigned in the Declaration of Trust in this Collateral Trust Agreement.

“Trust Security Documents” shall mean (i) in the case of any First Priority Agent, First Priority Secured Obligations, First Priority Secured Party and any Holder Representative in respect of any First Priority Secured Obligations, all First Priority Security Documents and (ii) in the case of any Junior Priority Agent, Junior Priority Secured Obligations, Junior Priority Secured Party and any Holder Representative in respect of any Junior Priority Secured Obligations, all Junior Priority Security Documents.

“Trustee Fees” shall mean all fees, costs, indemnities and expenses of the Collateral Trustee of the types described in subsections 4.2, 4.3, 4.4 and 4.5.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Collateral Trust Agreement shall refer to this Collateral Trust Agreement as a whole and not to any particular provision of this Collateral Trust Agreement, and section and subsection references are to this Collateral Trust Agreement unless otherwise specified. References to agreements defined in subsection 1.1(b) shall, unless otherwise specified, be deemed to refer to such agreements as amended, supplemented, restated or otherwise modified from time to time.

(d) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(e) The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(f) Unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified, supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect and (D) references to agreements (including this Collateral Trust Agreement) or other contractual obligations shall be deemed to refer to such agreements or contractual agreements as amended, restated, amended and restated, supplemented or otherwise modified from time to time (in each case, to the extent not otherwise prohibited hereunder).

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(h) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(i) For purposes of making any determinations or taking any actions under this Collateral Trust Agreement deriving from being a “holder” of or “holding” or “representing” (and similar words of like meaning) obligations, in respect of the First Priority Initial Spectrum Obligations, the applicable Holder Representative shall be entitled to make such determinations or take such actions.

SECTION 2.

ENFORCEMENT OF SECURED OBLIGATIONS

2.1 Notices of Events of Default.

(a) Upon receipt by a Responsible Officer of the Collateral Trustee of a Notice of Event of Default, the Collateral Trustee shall promptly notify the Company and all the Holder Representatives of the receipt and contents thereof. So long as such Notice of Event of Default is in effect in accordance with subsection 2.1(b) hereof, the Collateral Trustee shall exercise the rights and remedies provided in this Collateral Trust Agreement and in the Trust Security Documents subject to the direction of the Controlling Party, as provided herein.

(b) A Notice of Event of Default delivered by a Holder Representative shall become effective upon receipt thereof by a Responsible Officer of the Collateral Trustee. Notwithstanding anything in this Collateral Trust Agreement to the contrary, a Notice of Event of Default shall be deemed to be in effect whenever (1) an “Event of Default” under clause (g) or (h) of Section 7.1 of the Initial Syndicated Credit Agreement (or any equivalent provision under any other Syndicated Credit Agreements) or an “Event of Default” under clause (g) or (h) of Section 7.1 of the First Priority Bridge Loan Credit Agreement (or any equivalent provision under the First Priority Notes Indenture) or (2) a “Termination Event” pursuant to Section 12(b)(i) of the Initial Intra-Company Spectrum Lease Agreement (or any equivalent provision under any other Intra-Company Lease Agreement), in each case, has occurred and is continuing. A Notice of Event of Default, once effective, shall remain in effect unless and until it is cancelled as provided in subsection 2.1(c).

(c) Any Holder Representative shall be entitled to cancel its own Notice of Event of Default by delivering a written notice of cancellation in the form attached hereto as Exhibit E (a “Notice of Cancellation”) to the Collateral Trustee (i) before the Collateral Trustee takes any action to exercise any remedy with respect to the Collateral or (ii) thereafter; provided, that (x) any actions taken by the Collateral Trustee prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Collateral which can, in a commercially reasonable manner, be reversed, cancelled or stopped, shall be so reversed, cancelled or stopped, and (y) any actions taken by the Collateral Trustee prior to receipt of such Notice of Cancellation to exercise any remedy or remedies with respect to the Collateral which cannot, in a commercially reasonable manner, be reversed, canceled or stopped, may be completed. The Collateral Trustee, notwithstanding such Notice of Cancellation, shall cooperate with the Company so that the actions referred to in clauses (x) and (y) above are done at the direction of the Company. The Collateral Trustee shall immediately notify the Company and all other Holder Representatives as to the receipt and contents of any such Notice of Cancellation. The Collateral Trustee shall not be liable to any Person for any losses, damages or expenses arising out of or related to actions taken at the direction of the Company after the issuance of a Notice of Cancellation.

2.2 General Authority of the Collateral Trustee over the Collateral. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in its or his own name, from time to time in the Collateral Trustee’s reasonable discretion, subject to subsection 2.1, so long as any Notice of Event of Default is in effect, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to carry out the terms of this Collateral Trust Agreement and the Trust Security Documents and accomplish the purposes hereof and thereof and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee, subject to subsection 2.1, the power and right on behalf of such Grantor, without notice to or further assent by such Grantor, so long as any Notice of Event of Default is in effect, to take any Collateral Enforcement Actions permitted under the Trust Security Documents and to do, at its option and at the expense and for the account of Grantors, all acts and things which the Collateral Trustee reasonably deems necessary to protect or preserve the Collateral and to realize upon the Collateral in accordance with the provisions of the Trust Security Documents.

(b) Notwithstanding the foregoing, so long as no Notice of Event of Default is in effect, the Collateral Trustee shall take such actions as are permitted by this Collateral Trust Agreement or the Trust Security Documents in accordance with the instructions of the Controlling Party delivered to the Collateral Trustee.

2.3 Right to Initiate Judicial Proceedings. If a Notice of Event of Default is in effect, the Collateral Trustee, subject to the provisions of subsection 2.5(b) and Section 5, (i) shall have the right and power to institute and maintain such suits and proceedings as it may reasonably deem appropriate to protect and enforce the rights vested in it by this Collateral Trust Agreement and each Trust Security Document and (ii) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

2.4 Right to Appoint a Receiver. If a Notice of Event of Default is in effect, upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the rights of the Collateral Trustee under this Collateral Trust Agreement or any Trust Security Document, the Collateral Trustee shall, to the extent permitted by law, with notice to the Company but without notice to any party claiming through the Grantors, without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations, without regard to the then value of the Trust Estate, and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment by a court of law of a receiver or receivers (who may be the Collateral Trustee) of the Trust Estate, or any part thereof, and of the rents, issues, tolls, profits, royalties, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Trust Estate be segregated, sequestered and impounded for the benefit of the Collateral Trustee and the Secured Parties, and each Grantor irrevocably consents to the appointments of such receiver or receivers and to the entry of such order; provided that, notwithstanding the appointment of any receiver, the Collateral Trustee shall be entitled to retain possession and control of all cash and Cash Equivalents (as defined in the Collateral Agreement) held by or deposited with it pursuant to this Collateral Trust Agreement or any Trust Security Document.

2.5 Exercise of Powers; Instructions of the Controlling Party.

(a) All of the powers, remedies and rights of the Collateral Trustee as set forth in this Collateral Trust Agreement may be exercised by the Collateral Trustee in respect of any Trust Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Trustee, each Holder Representative and the other Secured Parties as set forth in any Trust Security Document may be exercised from time to time as herein and therein provided.

(b) The Controlling Party shall at all times have the exclusive right, by one or more notices in writing executed and delivered to the Collateral Trustee, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Trustee, or of exercising any trust or power conferred on the Collateral Trustee, or for the appointment of a receiver, or to direct the taking or the refraining from taking of any action authorized by this Collateral Trust Agreement or any Trust Security Document, in each case without any consultation with, or consent of, any other Holder Representative or Secured Party; provided that (i) such direction shall not conflict with any requirement of law or this Collateral Trust Agreement or any Trust Security Document, (ii) the Collateral Trustee shall be adequately secured and indemnified as provided in subsection 5.4(d) and (iii) no Collateral Enforcement Action may be taken unless a Notice of Event of Default is in effect. In the absence of such direction, the Collateral Trustee shall have no duty to take or refrain from taking any action unless explicitly required herein.

(c) Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, no Holder Representative or any other Secured Party shall do (and no such Holder Representative or Secured Party (other than the Controlling Party) shall direct the Collateral Trustee to do) any of the following without the consent of the Controlling Party: (i) take any Collateral Enforcement Action or commence, seek to commence or join any other Person in commencing any Insolvency Proceeding; or (ii) object to, contest or take any other action that is reasonably likely to hinder (1) any Collateral Enforcement Action initiated by the Collateral Trustee, (2) any release of Collateral permitted under subsection 6.12, whether or not done in consultation with or with notice to such Secured Party or (3) any decision by the Controlling Party to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release.

2.6 Remedies Not Exclusive.

(a) No remedy conferred upon or reserved to the Collateral Trustee herein or in the Trust Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Trust Security Document or now or hereafter existing at law or in equity or by statute.

(b) No delay or omission by the Collateral Trustee to exercise any right, remedy or power hereunder or under any Trust Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Collateral Trust Agreement or any Trust Security Document to the Collateral Trustee may be exercised from time to time and as often as may be deemed expedient by the Collateral Trustee.

(c) If the Collateral Trustee shall have proceeded to enforce any right, remedy or power under this Collateral Trust Agreement or any Trust Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Trustee, then the Grantors, the Collateral Trustee and the Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Trust Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Trustee shall continue as though no such proceeding had been taken.

(d) All rights of action and of asserting claims upon or under this Collateral Trust Agreement and the Trust Security Documents may be enforced by the Collateral Trustee without the possession of any Secured Instrument or instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Collateral Trustee shall be, subject to subsections 5.5(c) and 5.10(b)(ii), brought in its name as Collateral Trustee and any recovery of judgment shall be held as part of the Trust Estate.

2.7 Waiver and Estoppel.

(a) Each Grantor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Collateral Trust Agreement, or any Trust Security Document, and hereby waives all benefit or advantage of all such laws and covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Trustee in this Collateral Trust Agreement or any Trust Security Document and will suffer and permit the execution of every such power as though no such law were in force.

(b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Trust Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Collateral Trust Agreement or any Trust Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder, under any Secured Instrument or under any other Trust Security Document) in connection with this Collateral Trust Agreement and the Trust Security Documents and any action taken by the Collateral Trustee with respect to the Collateral.

2.8 Limitation on Collateral Trustee’s Duty in Respect of Collateral. Beyond its duties (i) as to the custody of the Collateral expressly provided herein or in any Trust Security Document to which it is a party, (ii) to account to the Secured Parties and the Grantors for moneys and other property received by it hereunder or under any Trust Security Document to which it is a party and (iii) to exercise reasonable care with respect to any such Collateral in its possession, the Collateral Trustee shall not have any other duty to the Grantors or to the Secured Parties as to any Collateral or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto; provided that the Collateral Trustee will be deemed to have exercised reasonable care in respect of any Collateral if it exercises the same level of care as it does with respect to collateral held on behalf of third parties in accordance with its standard practices and procedures in effect from time to time.

2.9 Limitation by Law. All rights, remedies and powers provided in this Collateral Trust Agreement or any Trust Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable requirement of law, and all the provisions hereof are intended to be subject to all applicable mandatory Requirements of Law which may be controlling and to be limited to the extent necessary so that they will not render this Collateral Trust Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

2.10 Rights of Secured Parties under Secured Instruments. Notwithstanding any other provision of this Collateral Trust Agreement or any Trust Security Document, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in the related Secured Instrument or other instrument evidencing or agreement governing a Secured Obligation or to institute suit for the enforcement of such payment on or after such due date or to exercise any other remedy it may have as an unsecured creditor against the Grantors, and the obligation of the Grantors to pay such Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the Secured Instrument under which such Secured Obligation is outstanding; provided, however, that in the event any Secured Party becomes a judgment lien creditor or otherwise obtains any Lien as a result of its enforcement of its rights as an unsecured creditor, such judgment lien and the Collateral subject thereto shall be subject to all of the terms and conditions of this Collateral Trust Agreement, and if such judgment lien is held by a Junior Priority Secured Party such Lien or Liens shall be junior and subordinate to the Liens securing the First Priority Secured Obligations hereunder on the same basis as any other Lien securing the Junior Priority Secured Obligations.

2.11 Collateral Use Prior to Event of Default.

(a) When a Notice of Event of Default is in effect, cash Proceeds received by the Collateral Trustee in connection with the sale or other disposition of Collateral pursuant to a Collateral Enforcement Action (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any Collateral (whether or not expressly characterized as such)) or in any Insolvency Proceeding (including any adequate protection payments)) shall be deposited in the Collateral Account. Any such Proceeds received by any Grantor shall be held by such Grantor in trust for the Collateral Trustee and shall, forthwith upon receipt by such Grantor, be turned over the Collateral Trustee, in same form as received by such Grantor (duly indorsed to the Collateral Trustee, if required) for deposit in the Collateral Account. Notwithstanding anything to the contrary in this Collateral Trust Agreement, unless a Notice of Event of Default is in effect, each Grantor may upon written request obtain the prompt release to it or its order of funds in the Collateral Account. Any written request or instruction by any Grantor pursuant to the preceding sentence shall be full authority for and direction to the Collateral Trustee to make the requested release, and the Collateral Trustee shall promptly do so. The Collateral Trustee in so doing shall have no liability to any Person.

(b) When a Notice of Event of Default is in effect and a Collateral Enforcement Action has been commenced, any insurance proceeds in respect of any Collateral, any Proceeds from the exercise of rights of eminent domain or condemnation in respect of any Collateral and any liquidating dividends paid in respect of any Collateral received by any of the Grantors shall be deposited in the Collateral Account, to be held therein and applied in accordance with Section 3 hereof. If for any reason any Grantor shall receive or hold any insurance proceeds, condemnation proceeds or liquidating dividends that are required to be held by the Collateral Trustee pursuant to the first sentence of this subsection 2.11(b), such Grantor shall hold such proceeds or dividends in trust for the Collateral Trustee and the Secured Parties and shall, as promptly as practicable, deliver such proceeds or dividends to the Collateral Trustee to be held in accordance with the provision of this subsection 2.11(b).

2.12 Copies to Company. Notwithstanding any other provision of this Collateral Trust Agreement or any Trust Security Document, each Holder Representative (or, in the case any other Secured Party sends such notice, such Secured Party) shall send to the Company, simultaneously with transmittal of the same to the Collateral Trustee, a copy of each Notice of Event of Default, Notice of Acceleration, Notice of Cancellation, release direction or any other notice or other written communication sent by such Holder Representative or other Secured Party to the Collateral Trustee, except, in each case, to the extent delivery of such copy would violate an automatic stay or similar prohibition arising from a bankruptcy filing; provided that the failure to send such notice or other written communication to the Company shall not affect the effectiveness thereof.

SECTION 3.

COLLATERAL ACCOUNT; DISTRIBUTIONS

3.1 The Collateral Account. The Company shall use commercially reasonable efforts to establish, as soon as reasonably practicable after the Effective Date, and, at all times thereafter until the trusts created by this Collateral Trust Agreement shall have terminated, there shall be maintained in the name of the Company at the office of the Collateral Trustee’s corporate trust division (or at such other office selected by the Collateral Trustee) a non-interest bearing trust account (together with any other similar accounts which may be established by the Collateral Trustee, in coordination with the Controlling Party, as may be necessary or advisable to administer the moneys delivered to the Collateral Trustee pursuant to the terms, hereof, collectively, the “Collateral Account”). All moneys which are required by this Collateral Trust Agreement or any Trust Security Document to be delivered to the Collateral Trustee while a Notice of Event of Default is in effect or which are received by the Collateral Trustee or any agent or nominee of the Collateral Trustee in respect of the Collateral, whether in connection with the exercise of the remedies provided in this Collateral Trust Agreement or any Trust Security Document or otherwise, while a Notice of Event of Default is in effect shall be deposited in the Collateral Account, to be held by the Collateral Trustee as part of the Trust Estate and applied in accordance with the terms of this Collateral Trust Agreement. Upon the cancellation of all Notices of Event of Default pursuant to subsection 2.1(c) or the receipt by the Collateral Trustee of any moneys at any time when no Notice of Event of Default is in effect, the Collateral Trustee shall (subject to subsection 3.4(a)) cause all funds on deposit in the Collateral Account or otherwise received by the Collateral Trustee to be paid over as promptly as possible to the Company or as otherwise directed by the Company.

3.2 Control of Collateral Account. All right, title and interest in and to the Collateral Account shall vest in the Collateral Trustee, and funds on deposit in the Collateral Account shall constitute part of the Trust Estate. The Collateral Account shall be subject to the exclusive dominion and control of the Collateral Trustee. Each Grantor hereby grants (i) a security interest in the Collateral Account to the Collateral Trustee for the benefit of the First Priority Secured Parties, as collateral security for such Grantor’s First Priority Secured Obligations, and (ii) a security interest in the Collateral Account to the Collateral Trustee for the benefit of the Junior Priority Secured Parties, as collateral security for such Grantor’s Junior Priority Secured Obligations.

3.3 Investment of Funds Deposited in Collateral Account. The Collateral Trustee shall, following an Event of Default and at the direction of the Controlling Party (who, if a Holder Representative, shall be entitled to receive direction pursuant to any mechanisms provided for in the relevant Secured Instruments), invest and reinvest moneys on deposit in the Collateral Account at any time in Cash Equivalents (as defined in the Collateral Agreement). The Collateral Trustee shall have no obligation to invest or reinvest the funds held in the Collateral Account if deposited after 11:00 a.m. (E.S.T.) on such day of deposit. Instructions received after 11:00 a.m. (E.S.T.) will be treated as if received on the following Business Day. The Collateral Trustee shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the funds. Any interest or other income received on such investment and reinvestment of the funds shall become part of the Collateral Account and any losses incurred on such investment and reinvestment of the funds shall be debited against the Collateral Account. All such investments and the interest and income received thereon and the net proceeds realized on the sale or redemption thereof shall be held in the Collateral Account as part of the Trust Estate. Neither the Collateral Trustee nor any other Secured Party shall be responsible for any diminution in funds resulting from such investments or any liquidation prior to maturity. In the absence of such directions, the Collateral Trustee shall have no obligation to invest or reinvest any moneys.

It is understood and agreed that the Collateral Trustee or its affiliates are permitted to receive fees and compensation associated with investments that could be deemed to be in the Collateral Trustee’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. In no event shall the Collateral Trustee be deemed an investment manager or adviser in respect of any selection of investments hereunder.

3.4 Application of Moneys.

(a) The Collateral Trustee shall have the right (pursuant to subsection 4.6) at any time to apply moneys held by it in the Collateral Account to the payment of due and unpaid Trustee Fees. The Collateral Trustee shall provide written notice to the Company of any such application of moneys.

(b) All moneys held by the Collateral Trustee in the Collateral Account while a Notice of Event of Default is in effect and all proceeds of Collateral received in connection with any Collateral Enforcement Action (including as a result of any collection, sale, foreclosure or other realization or distribution of or in respect of any Collateral (whether or not expressly characterized as such) or in any Insolvency Proceeding (including any adequate protection payments), shall, to the extent available for distribution (it being understood that the Collateral Trustee may liquidate investments prior to maturity in order to make a distribution pursuant to this subsection 3.4(b)), be distributed (subject to the provisions of subsections 3.4(c), 3.5, 3.7 and 8.2(f)) by the Collateral Trustee on each Distribution Date in the following order of priority (with such distributions being made by the Collateral Trustee to the respective Holder Representative for the Secured Parties entitled thereto as provided in subsection 3.4(d), and each such Holder Representative shall be responsible for insuring that amounts distributed to it are distributed to its Secured Parties in the order of priority set forth in the Secured Instruments in respect of which it acts as Holder Representative):

First: to the Collateral Trustee or any Co-Collateral Trustee or agent of the Collateral Trustee for any unpaid Trustee Fees and then to any Secured Party which has theretofore advanced or paid any Trustee Fees constituting administrative expenses allowable under Section 503(b) of the Bankruptcy Code or any similar provision of any other applicable Bankruptcy Law, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Second: to the First Priority Agent and any Holder Representative ratably for any unpaid fees, costs, indemnities and expenses payable to it in its capacity as a Holder Representative pursuant to the First Priority Debt Documents to the extent the same constitute First Priority Secured Obligations and the Existing Sprint Spectrum Indenture;

Third: to any Secured Party which has theretofore advanced or paid any Trustee Fees other than such administrative expenses, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been reimbursed prior to such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably (without priority of any one over any other) to such Secured Parties in proportion to the amounts of such Trustee Fees advanced by the respective Secured Parties and remaining unpaid on such Distribution Date;

Fourth: to the holders of First Priority Secured Obligations in an amount equal to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to the First Priority Secured Obligations and any primary obligations to pay principal, lease payments, guarantee payments, interest, reimbursement obligations, repurchase amounts in respect of transferred assets, fees, prepayment premiums, liquidated damages or termination payments constituting First Priority Initial Spectrum Obligations, the amount of cash collateral required in respect of outstanding letters of credit, termination amounts in respect of Designated Hedging Obligations that constitute Permitted First Priority Non-Loan Exposure, amounts due in respect of Designated Cash Management Obligations that constitute Permitted First Priority Non-Loan Exposure, amounts due in respect of Designated L/C Facility Obligations that constitute Permitted First Priority Non-Loan Exposure, and interest and fees thereon, in each case, to the extent the same are due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; provided, that following the commencement of any Insolvency Proceeding with respect to any Grantor, solely as among the holders of First Priority Secured Obligations and solely for purposes of this clause “Fourth” and not any other First Priority Debt Documents, in the event the value of the Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Priority Secured Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency Proceeding, the amount of First Priority Secured Obligations of each series of First Priority Secured Obligations shall include only the maximum amount of Post-Petition Interest on the First Priority Secured Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency Proceeding;

Fifth: to the holders of First Priority Secured Obligations in an amount equal to all other amounts constituting First Priority Secured Obligations, including but not limited to indemnities and payments for increased costs (but excluding amounts referenced in clause “Fourth” above), in each case to the extent the same are due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date;

Sixth: after the payment in full of all First Priority Secured Obligations, to the holders of Junior Priority Secured Obligations in an amount equal to all Junior Priority Secured Obligations which have not been paid, including termination amounts in respect of Designated Hedging Obligations that constitute Permitted Junior Priority Non-Loan Exposure, amounts due in respect of Designated Cash Management Obligations that constitute Permitted Junior Priority Non-Loan Exposure and all other Junior Priority Secured Obligations (including but not limited to the unpaid principal and unpaid interest on and premium and other charges, if any, with respect to such Junior Priority Secured Obligations) then outstanding, in each case to the extent then due and payable, as of such Distribution Date, and, if such moneys shall be insufficient to pay such amounts and perform in full, then ratably to such holders in proportion to the unpaid amounts thereof on such Distribution Date; and

Seventh: after the payment in full of all Junior Priority Secured Obligations, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(c) Notwithstanding anything to the contrary above, the proceeds of any Specified Collateral shall be distributed (in the manner set forth above) solely to Secured Parties that are holders of the applicable Specified First Priority Secured Obligations and shall not be distributed to any other Secured Party.

(d) The term “unpaid” as used in subsection 3.4(b) with respect to the relevant Grantor(s), refers to all amounts of First Priority Secured Obligations or Junior Priority Secured Obligations, as the case may be, Outstanding as of a Distribution Date, whether or not such amounts are fixed or contingent, and, in the case of an Insolvency Proceeding, with respect to any Grantor, whether or not such amounts are allowed in such Insolvency Proceeding, to the extent that prior distributions (whether actually distributed or set aside pursuant to subsection 3.5) have not been made in respect thereof.

(e) The Collateral Trustee shall make all payments and distributions under this subsection 3.4: (i) on account of First Priority Secured Obligations to each applicable Holder Representative, pursuant to payment instructions and information supplied by such Holder Representative, in accordance with the provisions of this Collateral Trust Agreement; (ii) on account of Junior Priority Secured Obligations, to each applicable Holder Representative, pursuant to payment instructions and information supplied by such Holder Representative, in accordance with the provisions of this Collateral Trust Agreement, and (iii) on account of any other Secured Obligation, to the relevant Secured Party based on the payment instructions and information supplied to the Collateral Trustee by the relevant Secured Party or the Company pursuant to subsection 7.1.

If any Holder Representative or any holder of any Secured Obligations collects or receives any proceeds of such foreclosure, collection or other enforcement that was not, and should have been, applied to the payment of the Secured Obligations in accordance with clauses (a) and (b) of subsection 3.4, whether after the commencement of an Insolvency Proceeding or otherwise, such Holder Representative or such holder of Secured Obligations, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Secured Obligations, to be applied in accordance with clauses (a) and (b) of subsection 3.4. Until so delivered, such proceeds will be held by that Debt Representative or that holder of Secured Obligations, as the case may be, for the benefit of the holders of the Secured Obligations.

3.5 Amounts Held for Contingent Secured Obligations. In the event any Secured Party shall be entitled to receive any moneys in respect of the unliquidated, unmatured or contingent portion of the outstanding Secured Obligations (including, without limitation, obligations under then outstanding letters of credit, guarantees and termination liabilities with respect to Designated Hedging Obligations which are not determinable or are unmatured), then the Collateral Trustee, pursuant to written direction of the Controlling Party as provided in accordance with subsection 3.3 shall invest such moneys as shall be specified in obligations of the kinds referred to in subsection 3.3 maturing within three months after they are acquired by the Collateral Trustee and shall hold all such amounts so distributable, and all such investments and the net proceeds thereof, in trust solely for such Secured Party and for no other purpose until (i) such Secured Party shall have notified the Collateral Trustee that all or part of such unliquidated, unmatured or contingent claim shall have become matured or fixed, in which case the Collateral Trustee shall distribute from such investments and the proceeds thereof an amount equal to such matured or fixed claim to such Secured Party for application to the payment of such matured or fixed claim, and shall promptly give notice thereof to the Company or (ii) all or part of such unliquidated, unmatured or contingent claim shall have been extinguished, whether as the result of an expiration without drawing of any letter of credit, payment of amounts secured or covered by any letter of credit other than by drawing thereunder, payment of amounts covered by any guarantee or otherwise, in which case (x) such Secured Party shall, as soon as practicable thereafter, notify the Company and the Collateral Trustee and (y) such investments, and the proceeds thereof, shall be held in the Collateral Account in trust for all Secured Parties pending application in accordance with the provisions of subsection 3.4.

3.6 Collateral Trustee’s Calculations. In making the determinations and allocations required by subsections 3.4 or 3.5, the Collateral Trustee may conclusively rely upon information supplied by the First Priority Agent through the applicable Holder Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the First Priority Secured Obligations, information supplied by the Junior Priority Agent through the applicable Holder Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Junior Priority Secured Obligations, and information supplied by the applicable Secured Party in respect of the relevant Secured Non-Loan Exposure as to the unpaid amount of such Secured Obligations, and the Collateral Trustee shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. Upon the reasonable request of the Collateral Trustee or, if applicable, the First Priority Agent, the First Priority Agent, the Junior Priority Agent, the applicable Holder Representative or any other Secured Party, as the case may be, shall deliver to the Collateral Trustee or First Priority Agent a certificate (which may, for the avoidance of doubt, be the relevant report provided to it pursuant to the underlying First Priority Debt Documents or Junior Priority Debt Documents) setting forth the information specified in this subsection 3.6. All distributions made by the Collateral Trustee pursuant to subsection 3.4 shall be (subject to subsection 3.7 and to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Trustee shall have no duty to inquire as to the application by any Holder Representative in respect of any amounts distributed to them.

3.7 Pro Rata Sharing. If, through the operation of any Bankruptcy Law or otherwise, the Collateral Trustee’s security interest hereunder and under the Trust Security Documents is enforced with respect to some, but not all, of the Secured Obligations then outstanding, the Collateral Trustee shall nonetheless apply the proceeds of the Collateral for the benefit of the holders of all Secured Obligations in the proportions and subject to the priorities specified herein; provided, however, that nothing in this subsection 3.7 shall be deemed to require the Collateral Trustee to disregard or violate any court order binding upon it.

3.8 Collateral Account Information and Access. At such times as the Company or Controlling Party may reasonably request in writing, the Collateral Trustee shall provide a full accounting of all funds then standing to the credit of the Collateral Account. The Collateral Trustee shall also provide the necessary information to enable the Company to electronically access account statements and data for the Collateral Account.

SECTION 4.

AGREEMENTS WITH COLLATERAL TRUSTEE

4.1 Delivery of Secured Instruments. On the Effective Date, the Company shall deliver to the Collateral Trustee copies of each Secured Instrument and each Trust Security Document then in effect. The Company shall deliver to the Collateral Trustee, promptly upon request therefor, a copy of all amendments, modifications or supplements to any Secured Instrument entered into after the Effective Date.

4.2 Compensation and Expenses. The Company agrees to pay to the Collateral Trustee, from time to time upon demand, (i) compensation as set forth in that certain separate fee agreement between the Company and the Collateral Trustee] and (ii) all of the reasonable and documented fees, costs and expenses of the Collateral Trustee (including, without limitation, the reasonable and documented fees and disbursements of its advisors and agents and one outside counsel to the Collateral Trustee and, if necessary, one additional counsel in each relevant jurisdiction) (A) arising in connection with the preparation, execution, delivery, modification, administration and termination of this Collateral Trust Agreement and each Trust Security Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the administration of the Trust Estate, the sale or other disposition of Collateral pursuant to any Trust Security Document and the preservation, protection or defense of the Collateral Trustee’s rights under this Collateral Trust Agreement and the Trust Security Documents and in and to the Collateral and the Trust Estate, (C) incurred by the Collateral Trustee in connection with the removal of the Collateral Trustee pursuant to subsection 5.7(a) or (D) incurred in connection with the execution of the directions provided by the Controlling Party. Such fees, costs and expenses are intended to constitute expenses of administration under any Bankruptcy Law relating to creditors’ rights generally. If the Company fails to pay any amounts owing to the Collateral Trustee pursuant to this subsection 4.2, the Secured Parties whose Holder Representative is the Controlling Party (excluding, for the avoidance of doubt, the Collateral Trustee and any applicable Holder Representative) shall indemnify the Collateral Trustee on a pro rata basis amongst such Secured Parties; provided that such Secured Parties may, subject to the immediately succeeding sentence, seek indemnification of any amounts paid by them to the Collateral Trustee pursuant to this subsection 4.2 from all the other Secured Parties (excluding, for the avoidance of doubt, the Collateral Trustee and any applicable Holder Representative) in an amount that will result in the sharing of such amounts paid to the Collateral Trustee pursuant to this subsection 4.2 on a pro rata basis amongst all the Secured Parties (other than the Collateral Trustee and any applicable Holder Representative), and such other Secured Parties shall indemnify the Secured Parties whose Holder Representative is the Controlling Party for such amounts. Notwithstanding the foregoing, it is expressly understood and agreed that the immediately preceding sentence shall not be, and shall not be deemed to be, an agreement by the Holder Representative in respect of the First Priority Initial Spectrum Obligations, on behalf of the holders of the First Priority Initial Spectrum Obligations or otherwise (including in respect of the holders of the Existing Sprint Spectrum-Backed Notes), to provide such indemnification. The agreements in this this subsection 4.2 shall survive the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.3 Stamp and Other Similar Taxes. The Company agrees to indemnify and hold harmless the Collateral Trustee, each Holder Representative and each Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Collateral Trust Agreement, any Trust Security Document, the Trust Estate or any Collateral. The obligations of the Company under this subsection 4.3 shall survive the termination of the other provisions of this Collateral Trust Agreement, the resignation or removal of the Collateral Trustee hereunder and the resignation or removal of the relevant Holder Representative under the applicable First Priority Debt Documents.

4.4 Filing Fees, Etc. The Company agrees to pay or to reimburse the Collateral Trustee for any and all payments made by the Collateral Trustee in respect of all search, filing, recording and registration fees which may be payable in respect of the execution and delivery of this Collateral Trust Agreement and each Trust Security Document. For the avoidance of doubt, nothing herein shall require the Collateral Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and accounting for moneys actually received by it hereunder). The obligations of the Company under this subsection 4.4 shall survive the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.5 Indemnification. The Company agrees to pay, indemnify, and hold the Collateral Trustee (and its directors, officers, agents and employees) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, the reasonable fees and expenses of counsel, advisors and agents) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Collateral Trust Agreement and the Trust Security Documents, except to the extent arising from the gross negligence or willful misconduct (in any case, as determined by a final judgment of a court of competent jurisdiction) of the indemnified party or any of its affiliates or any of their respective directors, officers, agents or employees, including for taxes in any jurisdiction in which the Collateral Trustee is subject to tax by reason of actions hereunder or under the Trust Security Documents, unless such taxes are imposed on or measured by compensation paid to the Collateral Trustee under subsection 4.2; provided that the Company shall not be liable for any settlement of claim, investigation, litigation or proceeding effected without the Company’s consent (which consent shall not be unreasonably withheld or delayed). If the Company fails to pay any amounts owing to the Collateral Trustee pursuant to this subsection 4.5, the Secured Parties whose Holder Representative is the Controlling Party (excluding, for the avoidance of doubt, the Collateral Trustee and any applicable Holder Representative) shall indemnify the Collateral Trustee on a pro rata basis amongst such Secured Parties; provided that such Secured Parties may, subject to the immediately succeeding sentence, seek indemnification of any amounts paid by them to the Collateral Trustee pursuant to this subsection 4.5 from all the other Secured Parties (excluding, for the avoidance of doubt, the Collateral Trustee and any applicable Holder Representative) in an amount that will result in the sharing of such amounts paid to the Collateral Trustee pursuant to this subsection 4.5 on a pro rata basis amongst all the Secured Parties (other than the Collateral Trustee and any applicable Holder Representative), and such other Secured Parties shall indemnify the Secured Parties whose Holder Representative is the Controlling Party for such amounts. Notwithstanding the foregoing, it is expressly understood and agreed that the immediately preceding sentence shall not be, and shall not be deemed to be, an agreement by the Holder Representative in respect of the First Priority Initial Spectrum Obligations, on behalf of the holders of the First Priority Initial Spectrum Obligations or otherwise (including in respect of the holders of the Existing Sprint Spectrum-Backed Notes), to provide such indemnification. The agreements in this subsection 4.5 shall survive the termination of the other provisions of this Collateral Trust Agreement and the resignation or removal of the Collateral Trustee hereunder.

4.6 Trustee’s Lien. Notwithstanding anything to the contrary in this Collateral Trust Agreement, as security for the payment of Trustee Fees (i) the Collateral Trustee is hereby granted a lien upon all Collateral which shall have priority ahead of all other Secured Obligations secured by such Collateral and (ii) the Collateral Trustee shall have the right to use and apply any of the funds held by the Collateral Trustee in the Collateral Account to cover such Trustee Fees.

4.7 Further Assurances. Each Grantor will promptly execute and deliver any and all such further instruments and documents and take such further action as is reasonably requested by the First Priority Agent (or, if there is no First Priority Agent, as is necessary or desirable) or that a Holder Representative may reasonably request pursuant to any Secured Instrument or Trust Security Document (and subject to any limitations set forth therein) further to perfect, or to protect the perfection of, the liens and security interests granted under the Trust Security Documents, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction. Notwithstanding the foregoing, in no event shall the Collateral Trustee or any Holder Representative have any obligation to monitor the perfection or continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral.

4.8 Inspection of Properties and Books. So long as a Notice of Event of Default shall be in effect, the Company and the Grantors shall give the Collateral Trustee access, at its request, to all Collateral and to all books, records, documents and information in the possession of the Company or any other Grantor or any of their respective Subsidiaries relating thereto. The Company and the Grantors shall not have any obligation to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Collateral Trustee (or its representatives or contractors) is prohibited by any applicable law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

SECTION 5.

THE COLLATERAL TRUSTEE

5.1 Acceptance of Trust. The Company and the Grantors and each Holder Representative party hereto do hereby appoint (and each Holder Representative (on behalf of itself and each Secured Party that it represents) or Grantor that from time to time becomes a party hereto is deemed to appoint), pursuant to the terms and conditions of this Collateral Trust Agreement, Deutsche Bank Trust Company Americas to act as Collateral Trustee with the authority to take the actions of the Collateral Trustee under this Collateral Trust Agreement and the Trust Security Documents, together with such actions and powers as are reasonably incidental thereto. The Collateral Trustee, for itself and its successors, hereby accepts its obligations under this Collateral Trust Agreement upon the terms and conditions hereof. The Secured Parties hereby authorize the Collateral Trustee to enter into this Collateral Trust Agreement and the Trust Security Documents to which it is party.

5.2 Exculpatory Provisions.

(a) The Collateral Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties herein, all of which are made solely by the Grantors. The Collateral Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Grantors thereto or as to the security afforded by this Collateral Trust Agreement or any Trust Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Collateral Trust Agreement, the Trust Security Documents or the Secured Obligations, and the Collateral Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Trustee shall not be responsible for insuring the Trust Estate or for the payment of taxes, charges, assessments or liens upon the Trust Estate or otherwise as to the maintenance of the Trust Estate. The Collateral Trustee is acting solely as an agent for the Secured Parties hereunder and does not assume and shall not be deemed to have assumed any obligation of a fiduciary for or with any Grantor, the Secured Parties or any other party.

(b) The Collateral Trustee shall not be required to ascertain or inquire as to the performance by the Grantors of any of the covenants or agreements contained herein or in any Trust Security Document or Secured Instrument. Whenever it is necessary, or in the opinion of the Collateral Trustee advisable, for the Collateral Trustee to ascertain the amount of Secured Obligations then held by Secured Parties, the Collateral Trustee may rely on (i) a certificate of the First Priority Agent or relevant Holder Representative, in the case of First Priority Credit Agreement Obligations, (ii) a certificate of the Junior Priority Agent or relevant Holder Representative, in the case of any Junior Priority Debt Obligations, and (iii) a certificate of the relevant Secured Party, in the case of any Secured Non-Loan Exposure, and, if the First Priority Agent, the Junior Priority Agent or any relevant Secured Party shall not give such information to the Collateral Trustee, it shall not be entitled to receive distributions hereunder (in which case distributions to those Persons who have supplied such information to the Collateral Trustee shall be calculated by the Collateral Trustee using, for those Persons who have not supplied such information, the most recent information, if any, received by the Collateral Trustee), and the amount so calculated to be distributed to the Person who fails to give such information shall be held in trust for such Person until such Person does supply such information to the Collateral Trustee, whereupon on the next Distribution Date the amount distributable to such Person shall be recalculated using such information and distributed to it. Nothing in this subsection 5.2(b) shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any certificate so supplied. Notwithstanding anything to the contrary set forth in this subsection 5.2(b), so long as no Notice of Event of Default is in effect, the Collateral Trustee may rely conclusively on a certificate of a Responsible Officer of the Company with respect to the matters set forth in the second sentence of this subsection 5.2(b).

(c) The Collateral Trustee shall be under no obligation or duty to take any action under this Collateral Trust Agreement or any Trust Security Document if taking such action (i) would subject the Collateral Trustee to a tax in any jurisdiction where it is not then subject to a tax, (ii) in its reasonable opinion or in the reasonable opinion of its counsel, may expose the Collateral Trustee to liability or that is contrary to this Collateral Trust Agreement or applicable law or (iii) would require the Collateral Trustee to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Trustee receives security or indemnity satisfactory to it against such tax (or equivalent liability), or any liability resulting from such qualification, in each case as results from the taking of such action under this Collateral Trust Agreement or any Trust Security Document.

(d) The Collateral Trustee shall have the same rights with respect to any Secured Obligation held by it as any other Secured Party and may exercise such rights as though it were not the Collateral Trustee hereunder, and may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any of the Grantors as if it were not the Collateral Trustee.

(e) Notwithstanding any other provision of this Collateral Trust Agreement, the Collateral Trustee shall not be liable for any action taken or omitted to be taken in accordance with this Collateral Trust Agreement or the Trust Security Documents except to the extent of its own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

(f) The Collateral Trustee shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby.

(g) In the event that the Collateral Trustee is required to acquire title to any real estate or equity interest-related collateral for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), or otherwise cause the Collateral Trustee to incur liability (including environmental liability) under CERCLA or any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, to either resign as Collateral Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. The Collateral Trustee shall not be liable to the Secured Parties, any Grantor or any other Person for any environmental liability or any other liability under any federal, state or local law, rule or regulation by reason of such Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for any part of any

Grantor’s property to be possessed, owned, operated or managed by any Person (including the Collateral Trustee) other than a Grantor, the Controlling Party (as directed by the requisite Secured Parties, if applicable) shall direct the Collateral Trustee to appoint an appropriately qualified Person (excluding the Collateral Trustee) who they shall designate to possess, own, operate or manage, as the case may be, such part of such Grantor’s property.

(h) The Collateral Trustee shall be afforded all of the same rights, protections, immunities and other indemnities afforded to it hereunder under each other Trust Security Document and any other document or agreement executed in connection herewith and therewith as if the same were specifically set forth therein.

5.3 Delegation of Duties. The Collateral Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by or through agents (including, for the avoidance of doubt, in connection with any public or private sale of Collateral, one or more brokers, investment bankers, consultants, affiliates, liquidation agents or other professionals) or attorneys-in-fact. The Collateral Trustee shall be entitled to advice of counsel concerning all matters pertaining to such trusts, powers and duties. The Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.

5.4 Reliance by Collateral Trustee.

(a) Whenever in the administration of this Collateral Trust Agreement or the Trust Security Documents the Collateral Trustee shall deem it necessary or desirable that a factual matter be proved or established in connection with the Collateral Trustee taking, suffering or omitting any action hereunder or thereunder, such matter may be deemed to be conclusively proved or established by a certificate of a financial or other senior officer of the Company or Controlling Party, as applicable, delivered to the Collateral Trustee, and such certificate shall be full warrant to the Collateral Trustee for any action taken, suffered or omitted in reliance thereon, subject, however, to the provisions of subsection 5.5.

(b) The Collateral Trustee may consult with legal counsel, and any Opinion of Counsel (or other legal advice of such counsel) shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder or under any Trust Security Document in accordance therewith. The Collateral Trustee shall have the right at any time to seek instructions concerning the administration of this Collateral Trust Agreement and the Trust Security Documents from any court of competent jurisdiction.

(c) The Collateral Trustee may conclusively rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of emails, cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its own gross negligence or willful misconduct, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Collateral Trustee and conforming to the requirements of this Collateral Trust Agreement.

(d) The Collateral Trustee shall not be under any obligation to exercise any of the rights or powers vested in the Collateral Trustee by this Collateral Trust Agreement and the Trust Security Documents, at the request or direction of the Controlling Party pursuant to this Collateral Trust Agreement or otherwise, unless the Collateral Trustee shall have been provided security and indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by the Collateral Trustee in compliance with such request or direction, including such reasonable advances as may be requested by the Collateral Trustee.

(e) Upon any application or demand by any of the Grantors to the Collateral Trustee to take or permit any action under any of the provisions of this Collateral Trust Agreement or any Trust Security Document, the Company shall furnish to the Collateral Trustee a certificate of a Responsible Officer of the Company stating that all conditions precedent, if any, provided for in this Collateral Trust Agreement, in any relevant Trust Security Document or in the First Priority Debt Documents or the Junior Priority Debt Documents relating to the proposed action have been (or, substantially contemporaneously with such action, shall be) complied with, and in the case of any such application or demand as to which the furnishing of any document is specifically required by any provision of this Collateral Trust Agreement or a Trust Security Document relating to such particular application or demand, such additional document shall also be furnished.

(f) Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of a financial or other appropriate officer provided to such counsel in connection with such opinion or representations made by a financial or other senior officer in a writing filed with the Collateral Trustee.

5.5 Limitations on Duties of Trustee.

(a) The Collateral Trustee shall be obligated to perform such duties and only such duties as are specifically set forth in this Collateral Trust Agreement and the Trust Security Documents, and no implied covenants or obligations shall be read into this Collateral Trust Agreement or any Trust Security Document against the Collateral Trustee. The title “Collateral Trustee” is used herein for convenience and the Collateral Trustee shall not have any fiduciary obligations. If and so long as a Notice of Event of Default is in effect, the Collateral Trustee shall, subject to the provisions of subsection 2.5(b), exercise the rights and powers vested in the Collateral Trustee by this Collateral Trust Agreement and the Trust Security Documents, and shall not be liable with respect to any action taken, or omitted to be taken, in accordance with the direction of the Controlling Party.

(b) The Collateral Trustee shall not be under any obligation to take or refrain from any action which is discretionary in nature under the provisions hereof or of any Trust Security Document, except upon the written request of the Controlling Party as to the exercise of such discretion at such time. The Collateral Trustee shall make available for inspection and copying by each Holder Representative and each relevant Secured Party in respect of any Secured Non-Loan Exposure, each certificate or other paper furnished to the Collateral Trustee by any of the Grantors under or in respect of this Collateral Trust Agreement or any of the Collateral.

(c) No provision of this Collateral Trust Agreement or of any Trust Security Document shall be deemed to impose any duty or obligation on the Collateral Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Collateral Trustee shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Collateral Trustee in such jurisdiction or impose a tax on the Collateral Trustee by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

(d) Whenever reference is made in this Collateral Trust Agreement to any action by, consent, designation, specification, requirement of approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Trustee or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Trustee in this Collateral Trust Agreement and any Trust Security Document, it is understood that in all cases the Collateral Trustee shall only act, give, withhold, suffer, omit, take or otherwise undertake and exercise the same (or shall not undertake and exercise the same), as directed by the Company, the Controlling Party, First Priority Agent, Junior Priority Agent or Holder Representative, as applicable. In all cases the Collateral Trustee shall be fully justified in failing or refusing to take any such action under this Collateral Trust Agreement if it shall not have received such written instruction, advice or concurrence. Additionally, under no circumstances shall the Collateral Trustee be liable for any delay in acting, or liability caused by such delay, while it is awaiting such direction or indemnity. This provision is intended solely for the benefit of the Collateral Trustee and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

(e) The permissive authorization, entitlements, powers and rights (including the right to request that a Grantor take an action or deliver a document and the exercise of remedies following an Event of Default) granted to the Collateral Trustee herein shall not be construed as duties.

(f) The Collateral Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer has actual knowledge thereof (including by receipt of such Responsible Officer of a Notice of Event of Default).

5.6 Moneys to be Held in Trust. All moneys received by the Collateral Trustee under or pursuant to any provision of this Collateral Trust Agreement or any Trust Security Document (except Trustee Fees) shall be held in trust for the purposes for which they were paid or are held.

5.7 Resignation and Removal of the Collateral Trustee.

(a) The Collateral Trustee may at any time, by giving 30 days’ written notice to the Company and each Holder Representative, resign and be discharged of the responsibilities hereby created, such resignation to become effective upon (i) the appointment of a successor Collateral Trustee, (ii) the acceptance of such appointment by such successor Collateral Trustee and (iii) the approval of such successor Collateral Trustee evidenced by one or more instruments signed by the Controlling Party and, so long as no Notice of Event of Default is then in effect, by the Company (which approval, in each case, shall not be unreasonably withheld or delayed). If no successor Collateral Trustee shall be appointed and shall have accepted such appointment within 60 days after the Collateral Trustee gives the aforesaid notice of resignation, the Collateral Trustee, the Company or the Controlling Party may apply to any court of competent jurisdiction to appoint a successor Collateral Trustee to act until such time, if any, as a successor Collateral Trustee shall have been appointed as provided in this subsection 5.7. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Collateral Trustee appointed by the Controlling Party, as provided in subsection 5.7(b). The Controlling Party may, at any time upon giving 30 days’ prior written notice thereof to the Collateral Trustee and each other Holder Representative, and with the consent of the Company (such consent not to be unreasonably withheld or delayed) remove the Collateral Trustee and appoint a successor Collateral Trustee, such removal to be effective upon the acceptance of such appointment by the successor. The Collateral Trustee shall be paid its Trustee Fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal.

(b) If at any time the Collateral Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Collateral Trustee for any other cause, a successor Collateral Trustee may be appointed by the Controlling Party with the consent (not to be unreasonably withheld or delayed) of the Company. The powers, duties, authority and title of the predecessor Collateral Trustee shall be terminated and cancelled without procuring the resignation of such predecessor and without any other formality (except for the consent of the Company referred to above and as may be required by applicable law) than appointment and designation of a successor in writing duly delivered to the predecessor and the Company. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited, and this Collateral Trust Agreement and the Trust Security Documents shall vest in such successor, without any further act, deed or conveyance, all the estates, properties, rights, powers, trusts, duties, authority and title of its predecessor; but such predecessor shall, nevertheless, on the written request of the Controlling Party, the Company, or the successor, execute and deliver an instrument transferring to such successor all the estates, properties, rights, powers, trusts, duties, authority and title of such predecessor hereunder and under the Trust Security Documents and shall deliver all Collateral held by it or its agents to such successor, provided that any outstanding Trustee Fees have been paid in full. Should any deed, conveyance or other instrument in writing from any Grantor be required by any successor Collateral Trustee for more fully and certainly vesting in such successor the estates, properties, rights, powers, trusts, duties, authority and title vested or intended to be vested in the predecessor Collateral Trustee, any and all such deeds, conveyances and other instruments in writing shall, on request of such successor, be executed, acknowledged and delivered by such Grantor. If such Grantor shall not have executed and delivered any such deed, conveyance or other instrument within 15 Business Days after it received a written request from the successor Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the predecessor Collateral Trustee may execute the same on behalf of such Grantor. Such Grantor hereby appoints any predecessor Collateral Trustee as its agent and attorney to act for it as provided in the next preceding sentence.

5.8 Status of Successor Collateral Trustee. Every successor Collateral Trustee appointed pursuant to subsection 5.7 shall be a bank or trust company in good standing and having power to act as Collateral Trustee hereunder, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having its principal corporate trust office within the 48 contiguous States and shall also have capital, surplus and undivided profits of not less than $500,000,000, if there be such an institution with such capital, surplus and undivided profits willing, qualified and able to accept the trust hereunder upon reasonable or customary terms.

5.9 Merger of the Collateral Trustee. Any corporation into which the Collateral Trustee may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Trustee shall be a party, shall be Collateral Trustee under this Collateral Trust Agreement and the Trust Security Documents without the execution or filing of any paper or any further act on the part of the parties hereto.

5.10 Co-Collateral Trustee; Separate Collateral Trustee.

(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Trustee of taxes by such jurisdiction not otherwise imposed on the Collateral Trustee, or the Collateral Trustee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Parties, or any Holder Representative shall in writing so request the Collateral Trustee and the Grantors, or the Collateral Trustee shall deem it desirable for its own protection in the performance of its duties hereunder or under any Trust Security Document, the Collateral Trustee and each of the Grantors shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Trustee and the Grantors, either to act as co-trustee or co-trustees of all or any of the Collateral under this Collateral Trust Agreement or under any of the Trust Security Documents, jointly with the Collateral Trustee originally named herein or therein or any successor Collateral Trustee, or to act as separate trustee or trustees of any of the Collateral. If any of the Grantors shall not have joined in the execution of such instruments and agreements within 30 days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the Collateral Trustee may act under the foregoing provisions of this subsection 5.10(a) without the concurrence of such Grantors and execute and deliver such instruments and agreements on behalf of such Grantors. Each of the Grantors hereby appoints the Collateral Trustee as its agent and attorney to act for it under the foregoing provisions of this subsection 5.10(a) in either of such contingencies.

(b) Every separate trustee and every co-trustee, other than any successor Collateral Trustee appointed pursuant to subsection 5.7, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred upon the Collateral Trustee in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Trustee or any agent appointed by the Collateral Trustee;

(ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Trustee hereunder and under the relevant Trust Security Document or Documents shall be conferred or imposed and exercised or performed by the Collateral Trustee and such separate trustee or separate trustees or co-trustee or co-trustees, jointly, as shall be provided in the instrument appointing such separate trustee or separate trustees or co-trustee or co-trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Trustee shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Trustee which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

(iii) no power given hereby or by the relevant Trust Security Documents to, or which it is provided herein or therein may be exercised by, any such co-trustee or co-trustees or separate trustee or separate trustees shall be exercised hereunder or thereunder by such co-trustee or co-trustees or separate trustee or separate trustees except jointly with, or with the consent in writing of, the Collateral Trustee, anything contained herein to the contrary notwithstanding;

(iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(v) the Company and the Collateral Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate trustee or co-trustee and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate trustee or co-trustee, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 30 days after it receives a written request from the Collateral Trustee to do so, or if a Notice of Event of Default is in effect, the Collateral Trustee shall have the power to accept the resignation of or remove any such separate trustee or co-trustee and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Trustee its agent and attorney to act for it in such connection in such contingency. If the Collateral Trustee shall have appointed a separate trustee or separate trustees or co-trustee or co-trustees as above provided, the Collateral Trustee may at any time, by an instrument in writing, accept the resignation of or remove any such separate trustee or co-trustee and the successor to any such separate trustee or co-trustee shall be appointed by the Company and the Collateral Trustee, or by the Collateral Trustee alone pursuant to this subsection 5.10(b).

5.11 Treatment of Payee or Indorsee by Collateral Trustee; Representatives of Secured Parties. The Collateral Trustee may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing a Secured Obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

SECTION 6.

MISCELLANEOUS

6.1 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications given to any of the Grantors, the Collateral Trustee, the Controlling Party and any Holder Representative shall be given in writing (including, but not limited to, facsimile or electronic transmission) and shall be effective (i) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this subsection 6.1 and the appropriate facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, (iv) if given by electronic transmission, when transferred by such electronic transmission to the appropriate electronic address specific in this subsection 6.1 and the electronic transmission is received or (v) if given by any other means, when delivered at the address specified in this subsection 6.1; provided, that any notice, request or demand to the Collateral Trustee shall not be effective until received by a Responsible Officer of the Collateral Trustee in writing (including by facsimile or electronic transmission) in the corporate trust division at the office designated by it pursuant to this subsection 6.1. All notices, requests and other communications to any party hereunder shall be given to such party at its address specified on the signature pages hereof or any other address which such party shall have specified as its address for the purpose of communications hereunder, by notice given in accordance with this subsection 6.1 to the party sending such communication.

6.2 No Waivers. No failure on the part of the Collateral Trustee, any co-trustee, any separate trustee, the Controlling Party, any Holder Representative or any Secured Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Collateral Trust Agreement or any Trust Security Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.3 Amendments, Supplements and Waivers.

(a) So long as not in violation of any applicable Secured Instrument (as certified by the Company or the applicable Grantor(s) in accordance with subection 6.3(d)), the Collateral Trustee and the Grantors may with the written consent of the Controlling Party or, in the case of the Junior Priority Security Documents, the Junior Priority Agent (and, if the Controlling Party or, in the case of the Junior Priority Security Documents, the Junior Priority Agent provides written consent to such amendment (on which the Collateral Trustee shall have no liability for relying), the Collateral Trustee shall, subject to subsection 6.3(d)), from time to time, enter into (x) written agreements supplemental hereto or to any Trust Security Document for the purpose of adding to, amending, waiving, or otherwise modifying any provisions of this Collateral Trust Agreement or any Trust Security Document or changing in any manner the rights or priorities of the Collateral Trustee, the Secured Parties or the Grantors hereunder or thereunder or (y) additional Trust Security Documents securing First Priority Secured Obligations or Junior Priority Secured Obligations; provided that no such supplemental agreement shall (i) amend, modify or waive any provision of this subsection 6.3 without the written consent of each Holder Representative, (ii) reduce the percentages or change the numbers specified in or otherwise amend the definitions of Majority Class Holders, Majority First Priority Secured Parties, Majority Junior Priority Secured Parties, Controlling Party, First Priority Agent or Junior Priority Agent or amend, modify or waive any provision of subsection 3.4 or the definition of Secured Obligations, First Priority Secured Obligations or Junior Priority Secured Obligations or otherwise change the relative rights or priorities of the Secured Parties under this Collateral Trust Agreement in respect of payments or Collateral without the written consent of the Controlling Party and the Holder Representative of any series of First Priority Secured Obligations whose rights or priorities could reasonably be expected to be adversely affected thereby, (iii) amend, modify or waive any provision of subsection 8.1 without the written consent of the Junior Priority Agent if any Junior Priority Debt Obligations are then outstanding, but only if the relative rights or priorities of the Junior Priority Secured Parties in respect of such Junior Priority Debt Obligations could reasonably be expected to be adversely affected thereby, (iv) amend, modify or waive any provision of this Collateral Trust Agreement in a manner that is materially adverse to the holders of a particular series of First Priority Secured Obligations relative to the holders of other First Priority Secured Obligations without the consent of the Holder Representative of such series or (v) amend, modify or waive any provision of Section 4 or 5 or alter the duties, rights, privileges, protections, indemnities, immunities or obligations of the Collateral Trustee hereunder or under the Trust Security Documents without the written consent of the Collateral Trustee. Any such supplemental agreement shall be binding upon the Grantors, each Holder Representative, the Secured Parties and the Collateral Trustee and their respective successors. In the event that there is an amendment, modification or waiver to the First Priority Security Documents in accordance with this subsection 6.3, then such amendment, modification or waiver shall apply automatically to any comparable provision of the comparable Junior Priority Security Documents without the consent of any Junior Priority Secured Parties and without any action by any Holder Representative in respect of Junior Priority Secured Obligations or any other Grantor.

(b) Notwithstanding anything else to the contrary herein, solely with the consent of the Controlling Party or, in the case of the Junior Priority Security Documents, the Junior Priority Agent (and without the consent of any other Secured Party), the Collateral Trustee and any of the Grantors, at any time and from time to time, may enter into one or more agreements supplemental hereto or to any Trust Security Document, in form satisfactory to the Collateral Trustee, which supplemental agreements may add to, amend, waive, or otherwise modify any provisions of such documents, (i) to add to the covenants of such Grantor for the benefit of the Secured Parties or to surrender any right or power herein conferred upon such Grantor (so long as such addition or surrender applies to all Secured Parties within a Class to the extent applicable); (ii) to mortgage or pledge to the Collateral Trustee, or grant or perfect a security interest in favor of the Collateral Trustee in, any property or assets, including as additional security, for the Secured Obligations; or (iii) to cure any ambiguity, omission or mistake, to correct or supplement any provision herein or in any Trust Security Document which may be defective or inconsistent with any other provision herein or therein, to effect administrative changes of a technical or immaterial nature or to make any other provision with respect to matters or questions arising hereunder which shall not be inconsistent with any provision hereof; provided that no such supplemental agreement shall amend, modify or waive any provision of this Collateral Trust Agreement in a manner that is materially adverse to the holders of a particular series of Secured Obligations relative to other Secured Parties of the same Class without the consent of the Holder Representative of such series.

(c) At the direction of the Company and without the consent of any Secured Party, (x) this Collateral Trust Agreement or any Trust Security Document may be amended to the extent necessary to effect any changes required by subsection 8.5 hereof, or to the extent necessary to secure any Junior Priority Debt otherwise permitted to be incurred hereunder and under the First Priority Debt Documents and (y) the Collateral Trustee shall enter into any Trust Security Documents to secure First Priority Secured Obligations or Junior Priority Secured Obligations to the extent necessary to effect the provisions of subsection 8.5. The Collateral Trustee is hereby authorized to enter into, and shall (to the extent it has received the documents required by, and subject to, subsection 6.3(d)) enter into, any such amendment to the Collateral Agreement or Trust Security Document or any such additional Trust Security Document.

(d) In executing, or accepting the additional trusts created by, any amendment, supplement or waiver hereto or to any other Trust Security Document or any new Trust Security Document, permitted by this Collateral Trust Agreement or such other Trust Security Document, the Collateral Trustee, the Controlling Party and the Junior Priority Agent shall receive and shall be fully protected in conclusively relying upon, an Opinion of Counsel or a certificate of a Responsible Officer of the Company stating that (i) the execution of such Trust Security Document, amendment, supplement or waiver is authorized or permitted by this Collateral Trust Agreement, such Trust Security Document or the applicable Secured Instruments and (ii) all conditions precedent to the execution of such amendment, supplement or waiver have been satisfied. The Collateral Trustee shall sign any amendment, supplement or waiver authorized pursuant to this subsection 6.3 if such amendment, supplement or waiver does not adversely affect the rights, duties, liabilities, protections, privileges, indemnities or immunities of the Collateral Trustee. If it does, the Collateral Trustee may, but shall not be obligated to, sign. The Company shall promptly provide to each Holder Representative a copy of any amendment to this Collateral Trust Agreement or any Trust Security Document.

(e) No amendment, modification or waiver of this Collateral Trust Agreement or the Trust Security Documents shall be effective against a Holder Representative without its prior written consent (such consent not to be unreasonably withheld or delayed) if such amendment, modification or waiver would reasonably be expected to have a material adverse effect on the rights or duties of such Holder Representative in its capacity as such.

6.4 Holders of Secured Non-Loan Exposure. The benefit of the Trust Security Documents and of the provisions of this Collateral Trust Agreement relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Secured Non-Loan Exposure (collectively, the “Related Obligations”) solely on the condition and understanding, as among the Collateral Trustee and the Holder Representatives and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Trust Security Documents and the Collateral to the extent expressly set forth in this Collateral Trust Agreement and the other Trust Security Documents and to such extent the Collateral Trustee shall hold, and have the right and power to act with respect to, the Related Obligations and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Collateral Trustee shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (ii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Collateral Trust Agreement and the other Trust Security Documents, by the Collateral Trustee (at the direction of the relevant Secured Parties or Holder Representatives), which shall be entitled to act in accordance with the terms of this Collateral Trust Agreement without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, and (iii) no holder of Related Obligations and no other Secured Party (except the Holder Representatives to the extent set forth in this Collateral Trust Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Collateral Trust Agreement or the Trust Security Documents.

6.5 Headings. The table of contents and the headings of Sections and subsections have been included herein and in the Trust Security Documents for convenience only and should not be considered in interpreting this Collateral Trust Agreement or the Trust Security Documents.

6.6 Severability. Any provision of this Collateral Trust Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.7 Successors and Assigns. This Collateral Trust Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties and their respective successors and assigns, and nothing herein is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Collateral Trust Agreement or any Collateral.

6.8 Currency Conversions. In calculating the amount of Secured Obligations or Collateral proceeds for any purpose hereunder, including, without limitation, voting or distribution purposes, the amount of any Secured Obligation which is denominated in a currency other than Dollars shall be converted by the Collateral Trustee into Dollars using its own internal conversion rates on the Business Day on which such calculation is made. In no event shall the Collateral Trustee be liable to any party for the conversion rate so obtained. All funds to be deposited into the Collateral Account shall be in U.S. Dollars.

6.9 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Collateral Trust Agreement and the other First Priority Debt Documents and Junior Priority Debt Documents to which it is a party;

(b) neither the Collateral Trustee nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Collateral Trust Agreement or any of the other First Priority Debt Documents and the Junior Priority Debt Documents; and

(c) no joint venture is created hereby or by the other First Priority Debt Documents or Junior Priority Debt Documents otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

6.10 Governing Law. This Collateral Trust Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

6.11 Counterparts. This Collateral Trust Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page of this Collateral Trust Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

6.12 Termination and Release.

(a) Upon receipt by the Collateral Trustee (x) from the Controlling Party of written directions to cause the Liens created by subsections 3.2 and 4.6 and by the Trust Security Documents to be released and discharged, provided that the Company shall have delivered a certificate of a Responsible Officer of the Company to the Collateral Trustee certifying that (i) such release of the Collateral is permitted under, and does not violate the terms of, the First Priority Debt Documents and the Junior Priority Debt Documents and (ii) all conditions precedent to such release of the Collateral have been (or, substantially contemporaneously with such action, shall be) satisfied or (y) of written notices from each Holder Representative stating that the conditions for release in connection with the termination of the applicable First Priority Debt Documents or the applicable Junior Priority Debt Documents, as the case may be, have been satisfied, the security interests created by subsection 4.6 and by the Trust Security Documents shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to the Collateral shall revert to the Grantors, their successors and assigns.

(b) Upon the termination of the Collateral Trustee’s security interest and the release of the Collateral in accordance with subsection 6.12(a), the Collateral Trustee will promptly, at the Company’s written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Grantors all property of the Grantors then held by the Collateral Trustee or any agent thereof; provided that the Company shall have delivered a certificate of a Responsible Officer of the Company to the Collateral Trustee certifying that the conditions described in subsection 6.12(a) have been met and that such release of the Collateral is permitted under, and does not violate the terms of, the First Priority Debt Documents and Junior Priority Debt Documents.

(c) Upon the sale or other disposition of all the Capital Stock of a Grantor (other than the Company) to any Person (other than another Grantor) in a transaction permitted (or not prohibited, as the case may be) by the First Priority Debt Documents and the Junior Priority Debt Documents or upon such Grantor ceasing to be a guarantor as permitted (or not prohibited, as the case may be) by each such document: (i) such Grantor and each Subsidiary of such Grantor which is included in such sale or other disposition or which so ceases to be a guarantor (such Grantor and each such Subsidiary being referred to herein as “Included Grantors”) shall cease to be a Grantor hereunder or a party to any Trust Security Document and shall be released automatically from its obligations pursuant hereto and thereto, (ii) the security interests created by the Trust Security Documents entered into by such Included Grantors in all right, title and interest of such Included Grantors in the Collateral, and the security interests created by the Trust Security Documents in the Capital Stock of such Grantor, shall terminate automatically, in each case only with respect to such Included Grantors and such Capital Stock, (iii) all right, title and interest of the Collateral Trustee in and to the Collateral of such Included Grantors subject to such security interests shall revert automatically to such Included Grantors, their successors and assigns and (iv) any obligations of such Included Grantors shall, unless otherwise expressly notified by the Company to the Collateral Trustee and the Controlling Party in writing, automatically cease to be Secured Obligations. Upon any such termination and receipt by a Responsible Officer of the Collateral Trustee of a certificate from the Company or the relevant Grantor, and acknowledged in writing by the Controlling Party, stating that such sale or other disposition is to a Person other than another Grantor in a transaction permitted or not prohibited, as the case may be, by the First Priority Debt Documents and the Junior Priority Debt Documents and that the release of the Collateral is permitted under, and does not violate the terms of, the First Priority Debt Documents and Junior Priority Debt Documents, the Collateral Trustee will promptly, at the Company’s request and expense, (x) execute and deliver to such Included Grantors (and the Grantor that pledged such Capital Stock under the Trust Security Documents) such documents as the Company shall reasonably request to evidence the termination of such security interest or the release of such Collateral, in each case, without representation, warranty or recourse, (y) deliver or cause to be delivered to such Included Grantors all property of such Included Grantors then held by the Collateral Trustee or any agent thereof and (z) deliver such Capital Stock to the Grantor that pledged such Capital Stock under the Trust Security Documents.

(d) Upon the sale or other disposition of all or any portion of the Collateral to any Person (other than another Grantor) in a transaction permitted (or not prohibited, as the case may be) by the First Priority Debt Documents and the Junior Priority Debt Documents (including pursuant to any consent to such sale and/or release of the security interest in such Collateral pursuant to the terms thereof), the security interests created by the Trust Security Documents in such Collateral shall terminate and such Collateral shall be automatically released from the Lien created by the Trust Security Documents. Upon any such release and receipt by the Collateral Trustee of a certificate from the Company or the relevant Grantor stating that such sale or other disposition is permitted or not prohibited, as the case may be, by (or the relevant consent has been received under) the First Priority Debt Documents and the Junior Priority Debt Documents and that the release of the Collateral is permitted under, and does not violate the terms of, the First Priority Debt Documents and Junior Priority Debt Documents, the Collateral Trustee will promptly at the Company’s request and expense execute and deliver such documents as the Company shall reasonably request to evidence the termination of such security interest and the release of such Collateral.

(e) Without limiting subsections (c) and (d) above, upon receipt by the Collateral Trustee of (i) written notice from the Controlling Party directing the Collateral Trustee to cause the Liens on a portion of the Collateral identified in such notice to be released and discharged and (ii) a certificate of the Company confirming that the Collateral identified in such notice in clause (i) above does not constitute all or substantially all of the Collateral and is permitted to be released under the First Priority Debt Documents and Junior Priority Debt Documents, the security interests created by the Trust Security Documents in such Collateral shall terminate forthwith and all right, title and interest of the Collateral Trustee in and to such Collateral shall revert to the Grantors, their successors and assigns.

(f) Notwithstanding any of the foregoing, if the Collateral Trustee is exercising its rights or remedies with respect to the Collateral under the Trust Security Documents in accordance with this Collateral Trust Agreement, and the Collateral Trustee releases any of the Liens securing any Secured Obligations on any part of the Collateral, then all the Liens securing the Secured Obligations on such Collateral shall be automatically, unconditionally and simultaneously released (and the Collateral Trustee shall take any actions reasonably requested by the Company to evidence the release of such Liens).

(g) This Collateral Trust Agreement shall terminate when the security interest granted under the Trust Security Documents has terminated and the Collateral has been released as provided in subsection 6.12(a); provided that all Trustee’s Fees (other than any indemnification obligation for which no claim or demand for payment has been made) shall have been paid in full.

6.13 New Grantors. During the term of this Collateral Trust Agreement, one or more additional Subsidiaries may, subject to any “know your customer” requirements of the Collateral Trustee, become a party to this Collateral Trust Agreement by executing a joinder agreement, substantially in the form of Exhibit C, whereupon such Subsidiary shall become a Grantor for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Collateral Trust Agreement.

6.14 Inspection by Regulatory Agencies. The Collateral Trustee shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Collateral Trust Agreement to make available, all Collateral in such Person’s possession at all times for inspection by any regulatory agency having jurisdiction over any Grantor to the extent required by such regulatory agency in its discretion.

6.15 Confidentiality. The Collateral Trustee agrees to keep confidential all non-public information (a) provided to it by or on behalf of the Company or any of its Subsidiaries pursuant to or in connection with this Collateral Trust Agreement or any Trust Security Document or (b) obtained by the Collateral Trustee based on a review of the books and records of the Company or any of its Subsidiaries; provided that nothing herein shall prevent the Collateral Trustee from disclosing any such information (i) to any Holder Representative or as may otherwise be required pursuant to this Collateral Trust Agreement or any Trust Security Document, (ii) to its affiliates and its employees, legal counsel, independent or internal auditors, professionals and other experts or agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) to the extent requested or demanded by any regulatory authority, self regulatory or supervisory authority having proper jurisdiction or claiming jurisdiction over it or its affiliates (provided, that the Collateral Trustee shall notify the Company as soon as practicable in the event of any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination and regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation, (iv) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (provided that the Collateral Trustee shall notify the Company promptly thereof prior to any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising routine examination and regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation), (v) as reasonably determined to be necessary, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, or (vi) to the extent such information (A) becomes available other than as a result of a breach of this subsection 6.15 actually known to the Collateral Trustee on a nonconfidential basis from a source other than the Borrower or any of its Affiliates or (B) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Collateral Trustee or any related parties thereto in violation of any confidentiality obligations owing to Parent, the Borrower or any of their respective affiliates.

6.16 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Collateral Trust Agreement and the other Trust Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the County of New York, State of New York, the courts of the United States of America for the Southern District of New York in the County of New York, and appellate courts from any thereof;

(b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 6.16 any special, exemplary, punitive or consequential damages.

6.17 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS COLLATERAL TRUST AGREEMENT OR ANY OTHER TRUST SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.18 Conflicts. In the event of any conflict between the provisions of this Collateral Trust Agreement and the provisions of any First Priority Debt Document, any Junior Priority Debt Document or any other Secured Instrument, the provisions of this Collateral Trust Agreement shall govern.

6.19 Consequential Damages. In no event shall the Collateral Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Collateral Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

6.20 Force Majeure. In no event shall the Collateral Trustee be responsible or liable or held in breach of this Collateral Trust Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of directly or indirectly, forces beyond its control, including, without limitation, riots, epidemics, governmental action or judicial order, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities (including mechanical, electronic or communication interruptions, disruptions or failures, including any unavailability of the Federal Reserve Bank wire), computer (software and hardware) services. The time required of the Collateral Trustee to perform under this Collateral Trust Agreement shall be extended for a period of time equivalent to the time lost because of any delay that persists; provided that the Collateral Trustee is using commercially reasonable efforts to perform.

6.21 USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Collateral Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Trustee. Accordingly, each of the parties agree to provide to the Collateral Trustee, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Collateral Trustee to comply with Applicable AML Law.

6.22 Incorporation by Reference. In connection with its execution and acting hereunder, each Holder Representative for the First Priority Debt Documents and Junior Priority Debt Documents, as applicable, is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided by the applicable Grantors to it as agent, trustee or other designee under its applicable Secured Instruments.

SECTION 7.

DESIGNATION OF ADDITIONAL SECURED OBLIGATIONS

7.1 Designations of Secured Obligations. The Company may at any time and from time to time, by delivery of a notice of designation substantially in the form of Exhibit D (each, a “Notice of Designation”), designate additional obligations (whether outstanding on the date of such designation or on a prospective “when issued basis”) as “First Priority Notes”, “First Priority Additional Sale/Leaseback Obligations”, “First Priority Additional Debt” or “Junior Priority Debt”, or “Designated Cash Management Obligations”, “Designated Hedging Obligations” , “Designated L/C Facility Obligations” or other “Secured Non-Loan Exposure” or any other relevant category defined hereunder, under this Collateral Trust Agreement, identifying the relevant “First Priority Additional Debt Representative” or “Junior Priority Debt Representative”, or “First Priority Secured Party” or “Junior Priority Secured Party” or any other relevant representative defined hereunder, as the case may be, which is secured by the

Collateral pursuant to this Collateral Trust Agreement and the Trust Security Documents (which may be existing Trust Security Documents or new Trust Security Documents) in accordance with this Section 7 (it being understood that if such notice is prospective such designation is contingent upon the issuance or incurrence of the related obligations in compliance with the First Priority Debt Documents and Junior Priority Debt Documents). Such Designation shall become effective when the new First Priority Additional Debt Representative, Junior Priority Secured Party or other relevant representative accedes to this Collateral Trust Agreement by countersigning the Notice of Designation and satisfying the Collateral Trustee’s “know your customer” requirements. The Notice of Designation shall (i) identify the obligation it is designating and whether such additional obligations will be “First Priority Notes”, “First Priority Additional Sale/Leaseback Obligations”, “First Priority Additional Debt” or “Junior Priority Debt”, or “Designated Cash Management Obligations”, “Designated Hedging Obligations”, “Designated L/C Facility Obligations”, “Secured Non-Loan Exposure” or any other relevant category defined under this Collateral Trust Agreement, identifying the relevant “First Priority Additional Debt Representative” or “Junior Priority Debt Representative”, or “First Priority Secured Party” or “Junior Priority Secured Party”, (ii) in the case of any designation of Secured Non-Loan Exposure, note whether all or a portion of such Secured Non-Loan Exposure will be classified as Permitted First Priority Non-Loan Exposure or as Permitted Junior Priority Non-Loan Exposure and (iii) include a certification that the designation thereof is permitted, or not prohibited, as the case may be, by the First Priority Debt Documents and the Junior Priority Debt Documents. The Company shall furnish each Notice of Designation to the Collateral Trustee and each Holder Representative promptly after delivering the same to the Collateral Trustee. If each Holder Representative receives such notice and none of the parties notifies the Company and the Collateral Trustee within three (3) Business Days following the receipt thereof that it disagrees with the certification described in clause (iii) above, then the designation of such additional obligations as Secured Obligations shall be binding among the other holders of Secured Obligations for purposes of this Collateral Trust Agreement (it being agreed that no Holder Representative shall have the right to object to (x) any Designated L/C Facility designated on the Closing Date or (y) any First Priority Notes that are issued in any offering in connection with the refinancing of the First Priority Bridge Loan Agreement and, in each case, the designation of such additional obligations as Secured Obligations shall be effective immediately upon delivery of such Notice of Designation); provided, however that nothing in this sentence shall constitute a waiver of any right or remedy of any Holder Representative or other holder of First Priority Secured Obligations or Junior Priority Secured Obligations may have under any Secured Instrument with respect to the incurrence or designation of such obligations.

7.2 Termination of Designation. Any Secured Obligations hereunder, including Secured Obligations on the Effective Date and Secured Obligations designated as secured pursuant to this Section 7, shall remain secured pursuant to this Collateral Trust Agreement until the first to occur of (i) the termination of this Collateral Trust Agreement in accordance with subsection 6.12, (ii) the payment and performance in full of such Secured Obligations, (iii) the delivery to the Collateral Trustee of the written consent of the relevant Secured Party to the release of the security interest in the Collateral securing such Secured Obligations and (iv) solely in the case of the First Priority Note Obligations, at any time on or after an Investment Grade Event Election to the extent set forth under the applicable Secured Instrument.

SECTION 8.

INTERCREDITOR PROVISIONS

8.1 Junior Priority Debt. The Junior Priority Agent for, and each Junior Priority Secured Party with respect to, the Junior Priority Secured Obligations shall be bound by the following terms and conditions:

(a) Any and all Liens now existing or hereafter created or arising in favor of any such Junior Priority Secured Party securing or purporting to secure the Junior Priority Secured Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing or purporting to secure the First Priority Secured Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any such Junior Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any agreement with respect to the First Priority Secured Obligations or the Junior Priority Secured Obligations or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing or purporting to secure any of the First Priority Secured Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Junior Priority Secured Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed;

(b) No such Junior Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Collateral granted to, or the allowability of any claims asserted by, any First Priority Secured Party. Notwithstanding any failure by any First Priority Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Junior Priority Secured Parties with respect to the Collateral shall be as set forth herein;

(c) No such Junior Priority Secured Party shall, prior to the payment and performance in full of the First Priority Secured Obligations, assert, demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation and any other right that may otherwise be available under any applicable requirement of law with respect to any Collateral to a creditor in its capacity as beneficiary of a junior lien on such Collateral;

(d) No such Junior Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Collateral, including, without limitation, with respect to the determination of any Liens or claims held by any First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that any such Junior Priority Secured Party may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Collateral Trust Agreement and only if consistent with the terms and the limitations on such Junior Priority Secured Party imposed hereby;

(e) If any Grantor becomes the subject of any Insolvency Proceeding, and if the First Priority Agent desires to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide any DIP Financing to any Grantor or to consent (or not object) to the provision of any DIP Financing to any Grantor, whether or not proceeds of any such DIP Financing are being used to Refinance all or any portion of the First Priority Secured Obligations, then each such Junior Priority Secured Party (a) will be deemed to have consented to, and will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in subsection 8.1(g) below and (c) will subordinate (and will be deemed hereunder to have subordinated) its Junior Priority Secured Obligations (i) to such DIP Financing on the same terms as the First Priority Secured Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of this Collateral Trust Agreement) or, to the extent the proceeds of such DIP Financing refinance all or any portion of the First Priority Secured Obligations, on the same terms as the Junior Priority Secured Obligations are subordinated to the First Priority Secured Obligations pursuant to this Collateral Trust Agreement, (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Agent, and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice;

(f) No such Junior Priority Secured Party will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Collateral, without the prior written consent of the Majority First Priority Secured Parties (to the extent there are any First Priority Secured Parties);

(g) No such Junior Priority Secured Party shall object to, contest, or support any other Person objecting to or contesting, (i) any request by any First Priority Secured Party for adequate protection or any adequate protection provided to any First Priority Secured Party or (ii) any objection by any First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the allowance and/or payment of interest, fees, expenses or other amounts to any First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this subsection 8.1 (but subject to all other provisions of this Collateral Trust Agreement), in any Insolvency Proceeding, (x) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of a Lien on additional or replacement collateral and/or superpriority claims in connection with any DIP Financing or use of cash collateral, and such First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral such Junior Priority Secured Parties may seek or accept adequate protection consisting solely of a Lien on the same additional or replacement collateral, subordinated to the Liens securing and providing adequate protection for the First Priority Secured Obligations and such DIP Financing on the same basis as the other Liens securing the Junior Priority Secured Obligations are so subordinated to the First Priority Secured Obligations under this Collateral Trust Agreement and superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties and (y) in the event any such Junior Priority Secured Party seeks or accepts adequate protection in accordance with clause (x) above and such adequate protection is granted in the form of a Lien on additional collateral, then such Junior Priority Secured Party agrees that the First Priority Secured Parties shall also be granted a senior Lien on such additional collateral as security and adequate protection for the First Priority Secured Obligations and any such DIP Financing and that any Lien on such additional collateral securing or providing adequate protection for the Junior Priority Secured Obligations shall be subordinated to the Liens on such collateral securing the First Priority Secured Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Junior Priority Secured Obligations are subordinated to the Liens securing such First Priority Secured Obligations under this Collateral Trust Agreement. The Junior Priority Secured Parties agree that except as expressly set forth in this subsection 8.1 none of them shall seek or accept adequate protection without the prior written consent of the Majority First Priority Secured Parties (to the extent there are any First Priority Secured Parties);

(h) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the payment and performance in full of the First Priority Secured Obligations shall be deemed not to have occurred. If this Collateral Trust Agreement shall have been terminated prior to such Recovery, this Collateral Trust Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Junior Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Collateral Trust Agreement, whether by preference, fraudulent transfer or otherwise, it being understood and agreed that the benefits of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Collateral Trust Agreement;

(i) No such Junior Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Grantor that is supported by the First Priority Agent, and each such Junior Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (and otherwise) to any sale supported by the First Priority Agent and to have released its Liens on such assets; provided that the net cash proceeds of such sale shall have been applied to the Secured Obligations in accordance with subsection 3.4 or the parties’ respective Liens shall have been attached to such net cash proceeds in accordance with the Lien priorities set forth in this Collateral Trust Agreement;

(j) Each such Junior Priority Secured Party acknowledges and agrees that because of, among other things, their differing rights in the Collateral, the Junior Priority Secured Obligations are fundamentally different from the First Priority Secured Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and the Junior Priority Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Junior Priority Secured Parties, with the Junior Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Secured Parties;

(k) No Junior Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that violates or is otherwise inconsistent with the priorities set forth in Section 3.4 or the other provisions of this Collateral Trust Agreement. To the extent that a Junior Priority Secured Party has not voted its claim with respect to the Junior Priority Secured Obligations in any Insolvency Proceeding on any proposed plan of reorganization or similar dispositive restructuring plan prior to the date which is 10 days before the expiration of the time to vote such claim, the Collateral Trustee may vote such claim on behalf of such Junior Priority Secured Party at the direction of the Controlling Party;

(l) No such Junior Priority Secured Party shall oppose or seek to challenge any claim by any First Priority Secured Party for allowance in any Insolvency Proceeding of Post-Petition Interest, fees or expenses in respect of any First Priority Secured Obligation. No First Priority Secured Party shall oppose or seek to challenge any claim by any Junior Priority Secured Party for the accrual (but not payment) in any Insolvency Proceeding of Post-Petition Interest (after taking into account the First Priority Secured Obligations);

(m) No such Junior Priority Secured Party shall (i) object to any motion by any First Priority Secured Party seeking relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law or any other stay in respect of the Collateral, (ii) object to, oppose, support any objection, or take any other action to impede, the right of any First Priority Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law, or (iii) assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Secured Obligations for costs or expenses of preserving or disposing of any Collateral;

(n) Nothing contained herein shall prohibit or in any way limit any First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Priority Secured Party, including the seeking by any Junior Priority Secured Party of adequate protection (except as provided in subsection 8.1(g)) or the asserting by any Junior Priority Secured Party of any of its rights and remedies under any Junior Priority Debt Document in respect of Junior Priority Secured Obligations, the Trust Security Documents or otherwise;

(o) This Collateral Trust Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law and shall be effective before, during and after the commencement of an Insolvency Proceeding;

(p) So long as the First Priority Secured Obligations and commitments in respect thereof have not been paid or terminated in full, as applicable, whether or not any Insolvency Proceeding has been commenced by or against the Company or any Grantor, any Collateral or proceeds thereof received by any Junior Priority Agent or any Junior Priority Secured Party in connection with the exercise of any right or remedy (including set-off) relating to the Collateral, or pursuant to subsection 3.4 hereof, shall be segregated and held in trust and forthwith paid over to the First Priority Agent for the benefit of the First Priority Secured Parties in the same form as received;

(q) If, prior to the payment and performance in full of the First Priority Secured Obligations, any such Junior Priority Secured Party receives any Post-Petition Securities on account of any Junior Priority Secured Obligations in any Insolvency Proceeding and such Post-Petition Securities are secured by any Lien upon any property of any reorganized debtor which is also subject to Liens securing Post-Petition Securities received on account of any First Priority Secured Obligations in such Insolvency Proceedings, such Liens shall be junior and subordinate to the Liens securing Post-Petition Securities received on account of the First Priority Secured Obligations to the same extent as all other Liens securing Junior Priority Secured Obligations hereunder and shall be subject to the terms of this Collateral Trust Agreement;

(r) Each Grantor and each Junior Priority Secured Party agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Junior Priority Debt Documents that would (i) contravene the provisions of this Collateral Trust Agreement or (ii) result in the terms thereof, taken as a whole, being more restrictive to the Company than those contained in the First Priority Credit Agreement Documents. Each Junior Priority Secured Party agrees as to its respective Junior Priority Secured Documents that each Junior Priority Secured Document shall include the following language (or language to similar effect reasonably approved by the Collateral Trustee or the Controlling Party):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Collateral Trustee] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Collateral Trustee for the benefit of the First Priority Secured Parties (as defined in the Intercreditor Agreement referred to below) and (ii) the exercise of any right or remedy by the [Collateral Trustee] hereunder is subject to the limitations and provisions of the Collateral Trustee and Intercreditor Agreement dated as of April 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) among Deutsche Bank Trust Company Americas, as collateral trustee, T-Mobile USA, Inc., T-Mobile US, Inc., and certain of its subsidiaries, Deutsche Bank AG New York Branch, as First Priority Agent and the other Holder Representatives party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(s) Each such Junior Priority Secured Party agrees that any First Priority Debt Document may be amended at any time without the consent of any Junior Priority Secured Party, provided that this Collateral Trust Agreement and the Trust Security Documents may only be amended in accordance with the terms of this Collateral Trust Agreement;

(t) Each such Junior Priority Secured Party agrees that it will not enter into, or accept the benefit of, any security agreement or mortgage to secure the Junior Priority Secured Obligations and will not file any financing statements with respect to its Junior Priority Secured Obligations, it being understood that this Collateral Trust Agreement and the Trust Security Documents (together with the filings contemplated thereby) are the only such security documents permitted to secure the Junior Priority Secured Obligations; and

(u) Until the First Priority Secured Obligations have been paid and performed in full, any Collateral, including without limitation any such Collateral constituting Proceeds, that may be received by any Junior Priority Secured Party in violation of this Collateral Trust Agreement shall be segregated and held in trust and promptly paid over to the Collateral Trustee, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Priority Secured Party hereby authorizes the Collateral Trustee to make any such endorsements as agent for the Junior Priority Agent (which authorization, being coupled with an interest, is irrevocable).

(v) Until the First Priority Secured Obligations have been paid and performed in full, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Priority Secured Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the First Priority Secured Obligations; and (b) if the Collateral Trustee or any Junior Priority Secured Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Secured Obligations that are not also subject to the first-priority Liens securing all First Priority Secured Obligations under the First Priority Debt Documents, the Collateral Trustee or such Junior Priority Secured Party (i) shall notify the Collateral Trustee and the First Priority Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Collateral Trustee as security for the First Priority Secured Obligations, shall assign such Lien to the Collateral Trustee as security for all First Priority Secured Obligations for the benefit of the First Priority Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Collateral Trustee for the benefit of the First Priority Secured Parties, shall be deemed to hold and have held such Lien for the benefit of the Collateral Trustee and the other First Priority Secured Parties as security for the First Priority Secured Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Collateral Trustee, First Priority Agent and/or the First Priority Secured Parties, the Collateral Trustee and each Junior Priority Debt Representative agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this subsection 8.1(v) shall be subject to subsection 3.4(b).

(w) Except as otherwise agreed by the Junior Priority Secured Parties in a separate agreement, it is the intention of the Junior Priority Secured Parties of each series of Junior Priority Secured Obligations that the holders of such series of Junior Priority Secured Obligations (and not the Junior Priority Secured Parties of any other series of Junior Priority Secured Obligations) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Junior Priority Secured Obligations of such series are unenforceable under applicable Law or are subordinated to any other obligations (other than another series of Junior Priority Secured Obligations), (y) any of the Junior Priority Secured Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of Junior Priority Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of Junior Priority Secured Obligations) on a basis ranking prior to the security interest of such series of Junior Priority Secured Obligations but junior to the security interest of any other series of Junior Priority Secured Obligations or (ii) the existence of any collateral for any other series of Junior Priority Secured Obligations that is not Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any series of Junior Priority Secured Obligations, a “Junior Impairment” of such series). In the event of any Junior Impairment with respect to any series of Junior Priority Secured Obligations, the results of such Junior Impairment shall be borne solely by the holders of such series of Junior Priority Secured Obligations, and the rights of the holders of such series of Junior Priority Secured Obligations (including, without limitation, the right to receive distributions in respect of such series of Junior Priority Secured Obligations pursuant to subsection 3.4) set forth herein shall be modified to the extent necessary so that the effects of such Junior Impairment are borne solely by the holders of the series of such Junior Priority Secured Obligations subject to such Junior Impairment. Additionally, in the event the Junior Priority Secured Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such series of Junior Priority Secured Obligations or the Junior Priority Debt Documents governing such series of Junior Priority Secured Obligations shall refer to such obligations or such documents as so modified.

8.2 First Priority Debt. The First Priority Agent for, and each First Priority Additional Debt Representative and each First Priority Secured Party with respect to, the First Priority Secured Obligations shall be bound by the following terms and conditions:

(a) Anything contained herein or in any of the First Priority Debt Documents to the contrary notwithstanding, if an Event of Default has occurred and is continuing, and the Collateral Trustee or the Controlling Party is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Collateral in any Insolvency Proceeding of a Grantor (including any adequate protection payments), the proceeds of any sale, collection or other liquidation of any such Collateral by any First Priority Secured Party or received by the Collateral Trustee shall be applied in accordance with the application set forth in subsection 3.4.

(b) It is acknowledged that any series of First Priority Secured Obligations may, subject to the limitations set forth in the then extant First Priority Debt Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in subsection 8.2(a) or the provisions of this Collateral Trust Agreement defining the relative rights of the First Priority Secured Parties of any other series within such Class.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any series of First Priority Secured Obligations granted on the Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Priority Debt Documents or any defect or deficiencies in the Liens securing the First Priority Secured Obligations of any series of First Priority Secured Obligations or any other circumstance whatsoever, each First Priority Secured Party hereby agrees that the Liens securing each series of First Priority Secured Obligations on any Collateral shall be of equal priority.

(d) Only the Controlling Party and the Collateral Trustee shall act or refrain from acting with respect to any Collateral. No Holder Representative (other than the Controlling Party) shall or shall instruct the Collateral Trustee to, and no Holder Representative (other than the Controlling Party) shall, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral, whether under any security agreement, applicable law or otherwise, it being agreed that only the Collateral Trustee and the Controlling Party, acting in accordance with this Collateral Trust Agreement and the Trust Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Collateral at such time.

(e) Each First Priority Secured Party hereby agrees that if it shall realize any proceeds or payment in respect of any Collateral, pursuant to any First Priority Debt Document or by the exercise of any rights available to it under applicable law or in any Insolvency Proceeding or through any other exercise of remedies, at any time when any First Priority Secured Obligations or commitments in respect thereof have not been paid and performed in full, then it shall hold such proceeds or payment in trust for the other First Priority Secured Parties and promptly transfer such proceeds or payment, as the case may be, to the Collateral Trustee, to be distributed in accordance with the provisions of subsection 3.4 hereof.

(f) It is the intention of the First Priority Secured Parties of each series of First Priority Secured Obligations that the holders of such series of First Priority Secured Obligations (and not the holders of any other series of First Priority Secured Obligations) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Secured Obligations of such series of First Priority Secured Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than another series of First Priority Secured Obligations), (y) any of the First Priority Secured Obligations of such series do not have an enforceable security interest in any of the Collateral securing any other series of First Priority Secured Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another series of First Priority Secured Obligations) on a basis ranking prior to the security interest of such series of First Priority Secured Obligations but junior to the security interest of any other series of First Priority Secured Obligations or (ii) the existence of any collateral for any other series of First Priority Secured Obligations that is not Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any series of First Priority Secured Obligations, an “Impairment” of such series). In the event of any Impairment with respect to any series of First Priority Secured Obligations, the results of such Impairment shall be borne solely by the holders of such series of First Priority Secured Obligations, and the rights of the holders of such series of First Priority Secured Obligations (including, without limitation, the right to receive distributions in respect of such series of First Priority Secured Obligations pursuant to subsection 3.4) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the series of such First Priority Secured Obligations subject to such Impairment. Additionally, in the event the First Priority Secured Obligations of any series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such series of First Priority Secured Obligations or the First Priority Debt Documents governing such series of First Priority Secured Obligations shall refer to such obligations or such documents as so modified.

(g) If the Company and/or any other Grantor shall become the subject of any Insolvency Proceeding and shall, as debtor(s)-in-possession, move for approval of DIP Financing to be provided by one or more lenders (the “DIP Lenders”) and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Priority Secured Party (other than any Controlling Party) agrees that it will raise no objection to any such DIP Financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Collateral, unless the Controlling Party shall then oppose or object to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the Controlling Party, each First Priority Secured Party (other than the Controlling Party) will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Party (other than any Liens of any First Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the First Priority Secured Obligations of the Controlling Party, each First Priority Secured Party (other than the Controlling Party) will confirm the priorities with respect to such Collateral as set forth herein), in each case so long as (A) the First Priority Secured Parties of each series of First Priority Secured Obligations retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such Insolvency Proceeding, with the same priority vis-a-vis all the other First Priority Secured Parties

(other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency Proceeding, (B) the First Priority Secured Parties of each series of First Priority Secured Obligations are granted Liens on any additional or replacement collateral pledged to any First Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the First Priority Secured Parties (other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens) as set forth in this Collateral Trust Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Priority Secured Obligations, such amount is applied pursuant to subsection 3.4, and (D) if any First Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to subsection 3.4; provided that the First Priority Secured Parties of each series of First Priority Secured Obligations shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Priority Secured Parties of such series of First Priority Secured Obligations or its Holder Representative that shall not constitute Collateral; and provided, further, that the First Priority Secured Parties receiving adequate protection shall not object to any other First Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First Priority Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing and/or use of cash collateral.

8.3 First Priority Secured Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Junior Priority Secured Parties (and, to the extent applicable, the Grantors) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Priority Debt Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Secured Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Debt Document;

(iii) prior to the payment and performance in full of the First Priority Secured Obligations, any exchange, release, voiding, avoidance or non-perfection of any Lien in any Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing of all or any portion of the First Priority Secured Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the First Priority Secured Obligations or any Junior Priority Secured Party in respect of this Collateral Trust Agreement.

8.4 [Reserved].

8.5 Certain Specified Collateral. Notwithstanding anything to the contrary in this Collateral Trust Agreement, the parties hereto agree that, from and after the Effective Date, any Grantor or any of their Subsidiaries may, by written notice to the Collateral Trustee, elect to provide additional collateral for the benefit of the holders of any series of First Priority Secured Obligations, without providing such additional collateral for the benefit of the holders of any other series of First Priority Secured Obligations so long as such provision is not in violation of any First Priority Debt Documents (such Collateral, the

“Specified Collateral” and such obligations, the “Specified First Priority Secured Obligations”). The security interest in any such Specified Collateral shall be held solely for the benefit of the holders of the series of First Priority Secured Obligations specified in such notice, and the rights of the holders of all First Priority Secured Obligations (including, without limitation, the right to receive distributions in respect of such First Priority Secured Obligations pursuant to subsection 3.4) set forth herein shall be modified to the extent necessary so that the benefits of the security interest in such Specified Collateral are granted solely to the holders of such designated series of First Priority Secured Obligations.

8.6 Information Concerning Financial Condition of the Grantors. Each Secured Party hereby assumes responsibility for keeping itself informed of the financial condition of the Company, Parent and each of the other Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Secured Obligations or the Junior Priority Secured Obligations. No Secured Party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other Secured Party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

8.7 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Collateral for the First Priority Secured Obligations and the Collateral for the Junior Priority Secured Obligations be substantially identical (subject in each case to subsection 8.5). In furtherance of the foregoing, the parties hereto acknowledge, subject to the other provisions of this Collateral Trust Agreement, that the Grantors shall cause the First Priority Security Documents and the Junior Priority Security Documents to be in all material respects the same forms of documents other than as is necessary or appropriate to reflect the first lien and second lien nature of the Secured Obligations thereunder.

8.8 Concerning Certain Holder Representatives. (a) Notwithstanding anything herein or in any other document or agreement related hereto to the contrary, it is expressly understood and agreed that (i) this Collateral Trust Agreement is executed and delivered by Deutsche Bank Trust Company Americas (“DBTCA”) not individually or personally, but solely as trustee for the First Priority Initial Spectrum Obligations and as trustee for the First Priority Notes, in the exercise of the powers and authority conferred and vested in it, pursuant to the Existing Sprint Spectrum Indenture and the First Priority Debt Documents, respectively, (ii) each of the representations, undertakings and agreements by the trustee for the First Priority Initial Spectrum Obligations and the trustee for the First Priority Notes made herein are not made or intended as personal representations, undertakings and agreements by DBTCA (iii) nothing herein contained shall be construed as creating any liability on DBTCA, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (iv) DBTCA has made no investigation as to the accuracy or completeness of any representations and warranties made by the parties hereto and (v) under no circumstances shall DBTCA be (a) personally liable for the payment of indebtedness or expenses or (b) liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Collateral Trust Agreement or any other related document, except to the extent arising from its gross negligence or willful misconduct (in any case, as determined by a final judgment of a court of competent jurisdiction).

(b) DBTCA, as Holder Representative for the First Priority Initial Spectrum Obligations and as Holder Representative for the First Priority Notes, shall be entitled to all of the same rights, protections, immunities and indemnities afforded to it under the Existing Sprint Spectrum Indenture and the First Priority Debt Documents, as the case may be, as if the same were specifically set forth herein.

(c) Whenever reference is made in this Collateral Trust Agreement or any other Trust Security Document to any action by, consent, designation, specification, requirement of approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by any Holder Representative (including if it then the Controlling Party) or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by a Holder Representative in this Collateral Trust Agreement and any Trust Security Document, it is understood that in all cases such Holder Representative shall be entitled to act, give, withhold, suffer, omit, take or otherwise undertake and exercise the same (or shall not undertake and exercise the same), as directed by the requisite secured parties in accordance with the applicable First Priority Debt Documents or the Existing Sprint Spectrum Indenture, as the case may be. In all cases a Holder Representative shall be fully justified in failing or refusing to take any such action under this Collateral Trust Agreement if it shall not have received such written instruction, advice or concurrence. Additionally, under no circumstances shall a Holder Representative be liable for any delay in acting, or liability caused by such delay, while it is awaiting such direction or indemnity. This provision is intended solely for the benefit of the Holder Representatives and their respective successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

8.9 Execution of Certain Documents. The words “execution” execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time. Each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereof; provided that nothing herein shall require the Collateral Trustee to accept Electronic Signatures in any form or format without its prior written consent.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and Chief Financial Officer

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and Chief Financial Officer

Address for Notices:

Address:

Attention:
Email:
Telephone:
Fax:

with a copy to (if applicable):

Address:

Attention:
Email:
Telephone:
Fax:

[Signature Page to Collateral Trust and Intercreditor Agreement]

EACH OF THE ENTITIES LISTED ON
ANNEX B ATTACHED HERETO

By:	/s/ J. Braxton Carter
Name: J. Braxton Carter
Title: Executive Vice President and Chief Financial Officer

Address for Notices:

Address:

Attention:
Email:
Telephone:
Fax:

with a copy to (if applicable):

Address:

Attention:
Email:
Telephone:
Fax:

[Signature Page to Collateral Trust and Intercreditor Agreement]

EACH OF THE ENTITIES LISTED ON
ANNEX A ATTACHED HERETO

By:	/s/ Jud Henry
Name: Jud Henry
Title: Vice President and Treasurer

Address for Notices:

Address:	Sprint Corporation
6200 Sprint Parkway
Overland Park, Kansas 66251
Attention:	Jud Henry
Email:	jud.d.henry@sprint.com
Telephone:
Fax:

with a copy to (if applicable):

Address:

Attention:
Email:
Telephone:
Fax:

[Signature Page to Collateral Trust and Intercreditor Agreement]

Annex A

ALDA WIRELESS HOLDINGS, LLC

AMERICAN TELECASTING DEVELOPMENT, LLC

AMERICAN TELECASTING OF ANCHORAGE, LLC

AMERICAN TELECASTING OF COLUMBUS, LLC

AMERICAN TELECASTING OF DENVER, LLC

AMERICAN TELECASTING OF FORT MYERS, LLC

AMERICAN TELECASTING OF FT. COLLINS, LLC

AMERICAN TELECASTING OF GREEN BAY, LLC

AMERICAN TELECASTING OF LANSING, LLC

AMERICAN TELECASTING OF LINCOLN, LLC

AMERICAN TELECASTING OF LITTLE ROCK, LLC

AMERICAN TELECASTING OF LOUISVILLE, LLC

AMERICAN TELECASTING OF MEDFORD, LLC

AMERICAN TELECASTING OF MICHIANA, LLC

AMERICAN TELECASTING OF MONTEREY, LLC

AMERICAN TELECASTING OF REDDING, LLC

AMERICAN TELECASTING OF SANTA BARBARA, LLC

AMERICAN TELECASTING OF SEATTLE, LLC

AMERICAN TELECASTING OF SHERIDAN, LLC

AMERICAN TELECASTING OF YUBA CITY, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BOOST WORLDWIDE, LLC

BROADCAST CABLE, LLC

CLEAR WIRELESS LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE CORPORATION

CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC

CLEARWIRE IP HOLDINGS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

CLEARWIRE XOHM LLC

FIXED WIRELESS HOLDINGS, LLC

FRESNO MMDS ASSOCIATES, LLC

INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

KENNEWICK LICENSING, LLC

MINORCO, LLC

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

NEXTEL OF NEW YORK, INC.

NEXTEL RETAIL STORES, LLC

NEXTEL SOUTH CORP.

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PCTV GOLD II, LLC

PCTV SUB, LLC

PEOPLE’S CHOICE TV OF HOUSTON, LLC

PEOPLE’S CHOICE TV OF ST. LOUIS, LLC

PRWIRELESS PR, LLC

SIHI NEW ZEALAND HOLDCO, INC.

SN HOLDINGS (BR I) LLC

SN UHC 1, INC.

SN UHC 3, INC.

SN UHC 4, INC.

SPEEDCHOICE OF DETROIT, LLC

SPEEDCHOICE OF PHOENIX, LLC

SPRINT (BAY AREA), LLC

SPRINT COMMUNICATIONS COMPANY L.P.

SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.

SPRINT CONNECT LLC

SPRINT CORPORATION

SPRINT CORPORATION

SPRINT EBUSINESS, INC.

SPRINT ENTERPRISE MOBILITY, LLC

SPRINT ENTERPRISE NETWORK SERVICES, INC.

SPRINT EWIRELESS, INC.

SPRINT HOLDCO, LLC

SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION

SPRINT INTERNATIONAL HOLDING, INC.

SPRINT INTERNATIONAL INCORPORATED

SPRINT INTERNATIONAL NETWORK COMPANY LLC

SPRINT PCS ASSETS, L.L.C.

SPRINT SOLUTIONS, INC.

SPRINT SPECTRUM HOLDING COMPANY, LLC

SPRINT SPECTRUM L.P.

SPRINT SPECTRUM REALTY COMPANY, LLC

SPRINT/UNITED MANAGEMENT COMPANY

SPRINTCOM, INC.

SWV SIX, INC.

TDI ACQUISITION SUB, LLC

TRANSWORLD TELECOM II, LLC

US TELECOM, INC.

USST OF TEXAS, INC.

UTELCOM LLC

VIRGIN MOBILE USA – EVOLUTION, LLC

VMU GP, LLC

WBS OF AMERICA, LLC

WBS OF SACRAMENTO, LLC

WBSY LICENSING, LLC

WCOF, LLC

WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

WIRELINE LEASING CO., INC.

Annex B

IBSV LLC

LAYER3 TV, INC.

L3TV CHICAGOLAND CABLE SYSTEM, LLC

L3TV COLORADO CABLE SYSTEM, LLC

L3TV DALLAS CABLE SYSTEM, LLC

L3TV DC CABLE SYSTEM, LLC

L3TV DETROIT CABLE SYSTEM, LLC

L3TV LOS ANGELES CABLE SYSTEM, LLC

L3TV MINNEAPOLIS CABLE SYSTEM, LLC

L3TV NEW YORK CABLE SYSTEM, LLC

L3TV PHILADELPHIA CABLE SYSTEM, LLC

L3TV SAN FRANCISCO CABLE SYSTEM, LLC

L3TV SEATTLE CABLE SYSTEM, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

PUSHSPRING, INC.

T-MOBILE CENTRAL LLC

T-MOBILE FINANCIAL LLC

T-MOBILE LEASING LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV LLC

T-MOBILE WEST LLC

THEORY MOBILE, INC.

DEUTSCHE BANK AG NEW YORK BRANCH, as First Priority Agent and as Holder Representative for the Initial Syndicated Credit Agreement

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Alicia Schug
Name: Alicia Schug
Title: Vice President

Address for Notices:

Address: 60 Wall Street
New York, NY 10005

Attention: Michael Strobel
Email: michael-p.strobel@db.com
Telephone: 212-250-0939

[Signature Page to Collateral Trust and Intercreditor Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Holder Representative for the First Priority Initial Spectrum Obligations

By:	/s/ Cynthia Valverde
Name: Cynthia Valverde
Title: Assistant Vice President

By:	/s/ Katherine M. Wannenmacher
Name: Katherine M. Wannenmacher
Title: Vice President

Address for Notices:

Deutsche Bank Trust Company Americas
1761 East St. Andrew Place, Santa Ana, CA 92705
Attention: Amy McNulty – Deal ID SPRT16
Email: amy.mcnulty@db.com

[Signature Page to Collateral Trust and Intercreditor Agreement]

GOLDMAN SACHS BANK USA, as Holder Representative for the First Priority Bridge Loan Agreement

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

Address for Notices:

Goldman Sachs Bank USA
2001 Ross Ave, 29th Floor
Dallas, TX 75201
Attention: SBD Operations
Telephone: (972) 368-2323
Facsimile: (646) 769-7829
E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagency-borrowernotices@ny.email.gs.com

[Signature Page to Collateral Trust and Intercreditor Agreement]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Trustee

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

By:	/s/ James Briggs
Name: James Briggs
Title: Vice President

Address for Notices:

Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 24th Floor
Mail Stop: NYC60 - 2410
New York, NY 10005
USA
Attention: Project Finance Agency Services, T-Mobile USA, Inc. SE4416
Facsimile: (646) 961 - 3317

[Signature Page to Collateral Trust and Intercreditor Agreement]